UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Civeo Corporation

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CIVEO CORPORATION

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On May 11, 2017

To the Shareholders of Civeo Corporation:

NOTICE IS HEREBY GIVEN THAT the 2017 annual general meeting of shareholders (the “annual general meeting”) of Civeo Corporation, a British Columbia, Canada limited company (“Civeo”), will be held on May 11, 2017, at 9:00 a.m., local time, at the Doubletree Houston at 400 Dallas Street, Houston, Texas 77002, for the following purposes:

1.	To elect the following two persons as Class III members of Civeo’s board of directors: Bradley J. Dodson and Timothy O. Wall, each for a term of three years ending at the 2020 annual general meeting of shareholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for the year ending December 31, 2017 and until the next annual general meeting of shareholders and the authorization for the directors of Civeo to determine the remuneration to be paid to Ernst & Young LLP for 2017;

3.	To approve, on an advisory basis, the compensation of Civeo’s named executive officers;

4.	To receive and consider the audited financial statements of Civeo for the financial year ended December 31, 2016, and the auditors’ report thereon; and

5.	To conduct any other business as may properly come before the annual general meeting or any adjournment or postponement thereof.

The proposals are more fully described in the proxy statement accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement.

Only shareholders of record at the close of business on March 22, 2017 are entitled to notice of and to vote at the annual general meeting or at any adjournment or postponement thereof that may take place.

Please note that space limitations make it necessary to limit attendance at the annual general meeting to shareholders, though each shareholder may be accompanied by one guest. Shareholders of record attending the annual general meeting should be prepared to present government-issued photo identification for admission. Shareholders owning Civeo common shares through a broker, bank or other record holder should be prepared to present government-issued photo identification and evidence of share ownership as of March 22, 2017, such as an account statement, voting instruction card issued by the broker, bank or other record holder, or other acceptable document, for admission into the annual general meeting. Check-in at the annual general meeting will begin at 8:30 a.m., and you should plan to allow ample time for check-in procedures. Seating at the annual general meeting is limited and admission is on a first-come, first-served basis. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the annual general meeting.

As owners of Civeo, your vote is important. Whether or not you are able to attend the annual general meeting in person, it is important that your shares be represented. Please vote as soon as possible. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. Voting your shares by returning your proxy card or voting instruction card or voting through the Internet or by telephone does not affect your right to vote in person if you attend the annual general meeting. For specific information regarding the voting of your shares, please refer to the section entitled “General Information About the Annual General Meeting,” beginning on page 2 of the accompanying proxy statement.

By Order of the Board of Directors,

Carolyn J. Stone

Corporate Secretary

Houston, Texas

April 10, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 11, 2017: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD AND THE CIVEO 2016 ANNUAL REPORT ARE AVAILABLE AT WWW.INVESTORVOTE.COM.

i

CIVEO CORPORATION

Three Allen Center

333 Clay Street, Suite 4980

Houston, Texas 77002

Proxy Statement

This proxy statement is being furnished to shareholders of Civeo Corporation, a British Columbia, Canada limited company (“Civeo”), in connection with the solicitation of proxies by its board of directors for use at the 2017 annual general meeting of shareholders (the “annual general meeting”) to be held on May 11, 2017 at 9:00 a.m., local time, at the Doubletree Houston at 400 Dallas Street, Houston, Texas 77002, at which shareholders will have the opportunity to vote on the proposals to elect the following two persons as Class III members of Civeo’s board of directors: Bradley J. Dodson and Timothy O. Wall, each for a term of three years ending at the 2020 annual general meeting of shareholders or until their successors are duly elected and qualified (the “Director Proposal”), to ratify the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for the year ending December 31, 2017 and until the next annual general meeting of shareholders and the authorization for the directors to determine the remuneration to be paid to Ernst & Young LLP for 2017 (the “Auditor Proposal”), to approve, on an advisory basis, the compensation of Civeo’s named executive officers (the “Say-on-Pay Proposal”), and to conduct any other business as may properly come before the annual general meeting or any adjournment or postponement thereof. The approximate date of first mailing of this proxy statement, the accompanying proxy and Civeo’s 2016 annual report is April 10, 2017.

In this proxy statement, we sometimes refer to Civeo and its subsidiaries as “we,” “us,” “our,” or “Civeo.” Unless otherwise indicated, all references in this proxy statement to “dollars” or “$” are to U.S. dollars.

GENERAL INFORMATION ABOUT THE ANNUAL GENERAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the annual general meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement for more information.

Q:	Why am I receiving this proxy statement?

A:	At the annual general meeting, you will be asked to vote on several proposals, including:

•	the election of two persons as Class III members of Civeo’s board of directors: Bradley J. Dodson and Timothy O. Wall;

•	the ratification of the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for the year ending December 31, 2017 and until the next annual general meeting of shareholders and the authorization for the directors to determine the remuneration to be paid to Ernst & Young LLP for 2017;

•	the approval, on an advisory basis, of the compensation of Civeo’s named executive officers; and

•	the conduct of any other business as may properly come before Civeo’s annual general meeting or any adjournment or postponement thereof.

The board of directors knows of no matters, other than those stated in this proxy statement, to be presented for consideration at the annual general meeting.

We encourage you to read this proxy statement carefully, as it contains important information about these proposals and the annual general meeting.

Your vote is important. You do not need to attend the annual general meeting in person to vote. We encourage you to vote as soon as possible.

Q:	What vote of shareholders is required to approve the proposals at the annual general meeting?

A:	To approve the Say-on-Pay Proposal, the votes cast in favor of the proposal must exceed the votes cast against the proposal.

For the Director Proposal and the Auditor Proposal, you may vote either “FOR” or “WITHHOLD.” A majority of the votes cast by shareholders at the meeting is required to approve the Director Proposal. Votes cast with respect to the Director Proposal include only those votes cast “FOR” the proposal, and a vote marked “WITHHOLD” with respect to the proposal will not be voted and will not count for or against the proposal. Cumulative voting is not permitted in the election of directors. In accordance with our corporate governance guidelines, however, any director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election is required to tender his or her resignation for consideration by the Nominating & Corporate Governance Committee following certification of the shareholder vote. For more information, please read “Management—Director Resignation Policy.” In addition, a majority of the votes cast by shareholders at the meeting is required to approve the Auditor Proposal. Votes cast with respect to the Auditor Proposal include only those votes cast “FOR” the proposal, and a vote marked “WITHHOLD” with respect to the proposal will not be voted and will not count for or against the proposal.

Q:	What vote does the board of directors recommend?

A:	The board of directors recommends shareholders of Civeo vote “FOR” the Director Proposal, “FOR” the Auditor Proposal and “FOR” the Say-on-Pay Proposal.

Q:	When and where will the annual general meeting be held?

A:	The annual general meeting will be held at the Doubletree Houston at 400 Dallas Street, Houston, Texas 77002 on May 11, 2017 at 9:00 a.m., local time.

Q:	Who is entitled to vote at the annual general meeting?

A:	We have fixed March 22, 2017 as the record date for the annual general meeting. Civeo has one outstanding class of common shares that entitles holders to vote at meetings of Civeo’s shareholders. If you were a shareholder of Civeo as of the close of business, U.S. Eastern time, on such date, you are entitled to vote on matters that come before the annual general meeting.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share you owned as of the close of business on the record date. As of the close of business on the record date, there were approximately 132,005,624 Civeo common shares outstanding.

Q:	How do I vote?

A:	If you are a registered shareholder of Civeo as of the close of business on the record date for the annual general meeting, you may vote in person by attending the annual general meeting or, to ensure your shares are represented at the annual general meeting, you may authorize a proxy to vote by:

•	accessing the Internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	signing and returning your proxy card in the postage-paid envelope provided.

A proxy card is being sent with this proxy statement to each shareholder of record as of the record date for the annual general meeting.

If you hold shares in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the annual general meeting.

Q:	If my shares are held in “street name” by my nominee, will my nominee vote my shares for me?

A:	If your shares are held in the name of a bank, broker or other nominee as a custodian or in the general account of the broker or other organization, you are a “street name” holder, and your nominee will not be able to vote your shares unless your nominee receives appropriate instructions from you, except that your nominee will be able to vote your shares in your nominee’s discretion on the Auditor Proposal. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the bank, broker or other nominee can include your shares as being present at the annual general meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE. For the annual general meeting, if you are a beneficial owner whose shares are held by a bank, broker or other nominee of record, your bank, broker or other nominee of record has discretionary voting authority under NYSE rules to vote your shares on the Auditor Proposal, even if it has not received voting instructions from you. However, such nominee does not have discretionary authority to vote on the Director Proposal or the Say-on-Pay Proposal without instructions from you, in which case a broker non-vote will result and your shares will not be voted on those matters. We recommend that you contact your nominee. Your nominee can give you directions on how to instruct the voting of your shares.

Q:	Are shareholders able to exercise appraisal rights?

A:	Appraisal rights are not available to shareholders in connection with any of the proposals.

Q:	Can I change my vote after I grant my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the annual general meeting. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

•	filing a written revocation with the Secretary prior to the voting of such proxy;

•	giving a duly executed proxy bearing a later date; or

•	attending the annual general meeting and voting in person.

Your attendance at the annual general meeting will not itself revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	Our Articles generally require that, for a resolution to be adopted by our shareholders, the resolution must be approved by a majority of the votes cast by our shareholders. Absentions, withold votes and broker non-votes do not count as votes cast for these purposes. Accordingly, if you are a shareholder of Civeo and (1) are present in person at the annual general meeting and abstain from voting or mark your proxy or voting instructions to abstain, (2) are not present in person at the annual general meeting and do not respond by proxy or (3) fail to instruct your broker, bank or other nominee to vote, this will have no effect on the Say-on-Pay Proposal. If you are a shareholder of Civeo and are present in person at the annual general meeting and abstain from voting or mark your proxy or voting instructions to withhold, this will have the effect of a vote withheld from the Director Proposal, and will be taken into account for purposes of our director resignation policy set forth in our Corporate Governance Guidelines, but will have no effect on the outcome of the vote on the election of directors. If you are a shareholder of Civeo and are present in person at the annual general meeting and abstain from voting or mark your proxy or voting instructions to withhold, this will have no effect on the Auditor Proposal. In addition, if you are a shareholder of Civeo and are not present in person at the annual general meeting and do not respond by proxy, or if you fail to instruct your broker, bank or other nominee to vote, this will have no effect on the Director Proposal or the Auditor Proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you are a holder of record of shares of Civeo and sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Civeo represented by your proxy will be voted as recommended by the Civeo board of directors with respect to that proposal.

Q:	What is the quorum requirement for the annual general meeting?

A:	The presence of shareholders, in person or by proxy, holding at least a majority of the outstanding common shares will be required to establish a quorum. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum.

Q:	Who is soliciting my proxy?

A:	Proxies are being solicited by our board of directors for use at the annual general meeting and any adjournment or postponement thereof.

Q:	Who is paying for the cost of this proxy solicitation?

A:	We are paying the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of our shares.

In addition to soliciting proxies by mail, our board of directors, our officers and employees, or our transfer agent, may solicit proxies on our behalf, personally or by telephone, and we have engaged a proxy solicitor to solicit proxies on our behalf by telephone and by other means. We expect the cost of Okapi Partners LLC, our proxy solicitor, to be approximately $9,000. Computershare, our transfer agent, will serve as the inspector of election for the annual general meeting.

ELECTION OF DIRECTORS

(Proposal 1)

Two directors are to be elected to serve as Class III members of Civeo’s board of directors at the annual general meeting. Based on the recommendation of our Nominating & Corporate Governance Committee, Civeo’s board of directors has nominated Bradley J. Dodson and Timothy O. Wall for election to the two expiring Class III positions on the board of directors currently held by them, to hold office for three-year terms expiring at the annual general meeting of shareholders in 2020, and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. As previously announced, Mr. Douglas E. Swanson, currently a Class III director and the Chairman of Civeo’s board of directors, is retiring from the Civeo board of directors as of the date of the annual general meeting. The board of directors has taken action, effective upon Mr. Swanson’s retirement, to: (i) reduce the size of the whole board of directors to seven members and the number of directors that are Class III directors to two, and (ii) appoint Richard A. Navarre, who has been a director of Civeo since May 2014, as Chairman of the board of directors. Shareholder nominations will not be accepted for filling board of directors seats at the annual general meeting because our articles require advance notice for such a nomination, the time for which has passed. Our board of directors has determined that Timothy O. Wall is “independent,” as that term is defined by the applicable NYSE listing standards. See “Management—Director Independence” for a discussion of director independence determinations. See “Management” for a brief biography of all directors, including the director nominees.

Each of the nominees is a current member of the Civeo board of directors. Each of the nominees has consented to being named as a nominee in this proxy statement and to continue serving as director if re-elected at the annual general meeting. Although management does not contemplate the possibility, if any nominee withdraws or otherwise becomes unable to serve as a director at the time of the election, the shares represented by proxies will be voted for the election of a substitute nominated by the board of directors to replace such nominee.

Civeo’s board of directors recommends that you vote “FOR” each of the director nominees named above. The persons named in the accompanying proxy intend to vote all proxies received in favor of the election of the nominees named below, except in any case where authority to vote for the directors is withheld.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information as of March 31, 2017 regarding the individuals who serve as our executive officers and directors, including the two nominees for election to the Class III positions on the board of directors at the annual general meeting.

Name	Position(s)	Age	Class
Douglas E. Swanson	Chairman of the Board**	78	Class III
Bradley J. Dodson*	President, Chief Executive Officer and Director	43	Class III
Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	59	—
Peter L. McCann	Senior Vice President, Australia	50	—
Allan D. Schoening	Senior Vice President, Human Resources/HS&E	58	—
C. Ronald Blankenship	Director	67	Class I
Martin A. Lambert	Director	61	Class II
Constance B. Moore	Director	61	Class II
Richard A. Navarre	Director**	56	Class II
Charles Szalkowski	Director	68	Class I
Timothy O. Wall*	Director	55	Class III

*	Nominee for election as Class III director at the annual general meeting.
**	Upon Mr. Swanson’s retirement from the Civeo board of directors as of the date of the annual general meeting, Mr. Navarre will serve as Chairman of the board of directors of Civeo.

Douglas E. Swanson has been Chairman of the Board of Civeo since May 2014. As previously announced, Mr. Swanson is retiring from the Civeo board of directors as of the date of the annual general meeting. Mr. Swanson served as a director of Oil States International, Inc. (“Oil States”) from February 2001 to June 2014 and served as Oil States’ Chief Executive Officer from February 2001 until he retired in April 2007. From January 1992 to August 1999, Mr. Swanson served as President and Chief Executive Officer of Cliffs Drilling Company, a contract drilling company. He holds a B.A. degree from Cornell College and is a Certified Public Accountant. Mr. Swanson was a director and member of the compensation committee of Flint Energy Services, Ltd., (Toronto: FEX: TO) a Canadian integrated midstream oil and gas production services provider from April 2000 to May 2010. He was Chairman of the board of directors of Boots and Coots International Well Control, Inc. (AMEX: WEL), an oilfield services company that provided integrated pressure control and related services worldwide, from March 2006 to September 2010. The board of directors selected Mr. Swanson due to his extensive knowledge of Civeo and its operations gained in nearly 16 years of combined service as a director of Civeo and Oil States.

Bradley J. Dodson has been President and Chief Executive Officer and director of Civeo since May 2014. Mr. Dodson held several executive positions with Oil States from March 2001 to May 2014, including serving as Executive Vice President, Accommodations from December 2013 to May 2014, Senior Vice President, Chief Financial Officer and Treasurer from April 2010 to December 2013, Vice President, Chief Financial Officer and Treasurer from May 2006 to April 2010, Vice President, Corporate Development from March 2003 to May 2006 and Director of Business Development from March 2001 to February 2003. From June 1998 to March 2001, Mr. Dodson served in several positions for L.E. Simmons & Associates, Incorporated, a private equity firm specializing in oilfield service investments. From July 1996 to June 1998, Mr. Dodson worked in the mergers and acquisitions group of Merrill Lynch & Co. He holds a M.B.A. degree from the University of Texas at Austin and a B.A. degree in economics from Duke University. The board of directors is nominating Mr. Dodson for election as a director due to his extensive knowledge of the industry and Civeo, its operations and people, gained in his years of service with Civeo and Oil States in positions of increasing responsibility.

Frank C. Steininger has served as Senior Vice President, Chief Financial Officer and Treasurer of Civeo since May 2014. From March 2014 to May 2014, Mr. Steininger was a consultant to Oil States. From August 1980 to March 2014, Mr. Steininger worked for PricewaterhouseCoopers LLP, where he was admitted to the partnership in 1991. From 1997 to 2014, Mr. Steininger was an Assurance Partner in PwC’s Global Energy practice. He holds a B.S. degree in accounting from the University of Akron.

Peter L. McCann has served as Senior Vice President, Australia since June 2014. Mr. McCann was Managing Director of The MAC, a wholly owned subsidiary of Civeo from June 2012 to June 2014. From January 2010 through June 2012, Mr. McCann was the Executive General Manager, Finance for The MAC. From 2004 to 2010, Mr. McCann served as Chief Financial Officer of Royal Wolf Trading. Mr. McCann holds a Bachelor of Commerce degree in accountancy from the University of New South Wales.

Allan D. Schoening has served as Senior Vice President, Human Resources & Health, Safety and Environment since May 2014. From June 2012 to April 2014, Mr. Schoening served as Senior Director and then Vice President, Human Resources and Health, Safety and Environment for PTI Group Inc., a subsidiary of Oil States. From June 2009 to May 2012, Mr. Schoening was self-employed as an independent business consultant. Prior to 2009, Mr. Schoening was based in London, England where he served as Senior Vice President for Katanga Mining Limited, a Canadian listed mining company with operations in Africa, for the period from 2005 to 2009. From 1995 to 2004, Mr. Schoening served in senior and executive management positions with Barrick Gold Corporation and Kinross Gold. Mr. Schoening’s career also includes domestic and international assignments with the completions division of Schlumberger Limited. He holds a B.A., Psychology (Spec.) from the University of Alberta.

C. Ronald Blankenship has been a director of Civeo since July 2014. Mr. Blankenship served as President and Chief Executive Officer of Verde Realty in January 2009 and he assumed the additional responsibilities of Chairman of the Board from January 2012 to December 2012. Prior to 2009, he served as Co-Chairman of Verde Group beginning in 2003. From 1998 until 2003, he was Vice Chairman of Security Capital Group Incorporated. Prior to his role as Vice Chairman, he served as Chief Operating Officer of Security Capital from 1998 to 2002 and Managing Director of Security Capital from 1991 until 1998. Prior to 1997, he was the Chief Executive Officer of Archstone Communities Trust. Prior to 1991, Mr. Blankenship was a regional partner at Trammell Crow Residential and was on the management board for Trammell Crow Residential Services. Prior to that, Mr. Blankenship was the chief financial officer and president of office development for Mischer Corporation, a Houston-based real estate development company. Mr. Blankenship began his career at Peat Marwick Mitchell & Company, where he served as a certified public accountant. Mr. Blankenship currently serves on the boards of Regency Centers Corp. (NYSE:REG), Pacolet Milliken Enterprises, Inc., a private investment company, and Berkshire Group. Mr. Blankenship is a graduate of the University of Texas at Austin. The board of directors selected Mr. Blankenship due to his extensive experience in the real estate industry.

Martin A. Lambert has been a director of Civeo since May 2014 and is currently the Chairman of the Compensation Committee. Mr. Lambert served as a director of Oil States from February 2001 to May 2014. Mr. Lambert is retired. He served as Chief Executive Officer of Swan Hills Synfuels LP, an energy conversion company, from November 2008 until July 2014. Prior thereto, Mr. Lambert served as a founder and managing director of Matco Capital Ltd., a private equity firm focused in the energy sector, since mid-2002. Mr. Lambert was a partner in the Canadian law firm Bennett Jones LLP from March 1987 to March 2007 and served as the Chief Executive Officer of that firm from 1996 to 2000. He served as a director of Oil States from February 2001 to May 2014 and Calfrac Well Services Ltd., from March 2004 to May 2010. Mr. Lambert is currently on the board of Zedi, Inc., a private company involved in Canadian, U.S. and other international oilfield services, where he serves as lead director for compensation matters and on the audit committee. Mr. Lambert received his LLB degree from the University of Alberta in 1979. The board of directors selected Mr. Lambert due to his extensive experience in Canada and in the energy industry.

Constance B. Moore has been a director of Civeo since June 2014. Ms. Moore has served as a director of TriPointe Group (NYSE: TPH) since July 2014. Ms. Moore was a director of BRE Properties, Inc. (BRE)

(NYSE: BRE) from September 2002 until BRE was acquired in April 2014. Ms. Moore served as President and Chief Executive Officer of BRE from January 2005 until April 2014 and served as President and Chief Operating Officer of BRE from January 2004 until December 2004. Ms. Moore has more than 35 years of experience in the real estate industry. Prior to joining BRE in 2002, she was the managing director of Security Capital Group & Affiliates. From 1993 to 2002, Ms. Moore held several executive positions with Security Capital Group, including co-chairman and chief operating officer of Archstone Communities Trust (NYSE:ASN). Ms. Moore holds an M.B.A. from the University of California, Berkeley, Haas School of Business, and a bachelor’s degree from San Jose State University. In 2009, she served as chair of the National Association of Real Estate Investment Trusts (NAREIT). Currently, she is chair of the Fisher Center for Real Estate and Urban Economics Policy Advisory Board at UC Berkeley; serves on the board of Haas School of Business, UC Berkeley; serves as the chair of the compensation committee of TriPointe Group; serves on the board of Bridge Housing Corporation; is a Governor of the Urban Land Institute (ULI); serves on the board of the ULI-Foundation; serves on the board of the Tower Foundation at San Jose State University; and is a Trustee for the City of Hope. The board of directors selected Ms. Moore due to her extensive experience in the real estate industry.

Richard A. Navarre has been a director of Civeo since June 2014. As previously announced, upon Mr. Swanson’s retirement from the Civeo board of directors as of the date of the annual general meeting, Mr. Navarre will serve as Chairman of the board of directors of Civeo. Mr. Navarre served as the President and Chief Commercial Officer of Peabody Energy Corporation from February 2008 until he retired in June 2012. He previously served as the Peabody Energy Corporation Executive Vice President of Corporate Development and Chief Financial Officer from July 2006 to January 2008 and as Chief Financial Officer from October 1999 to June 2008. Mr. Navarre currently provides advisory services to the energy industry and investment firms. Mr. Navarre is currently an independent director, member of the audit committee and Chairman of Conflicts Committee for Natural Resource Partners LP (NYSE: NRP), independent director and member of audit committee for Arch Coal (NYSE:ARCH) and was past Chairman of the Board for United Coal Company, LLC. He is a member of the board of directors of the Foreign Policy Association, a member of the Hall of Fame of the College of Business at Southern Illinois University-Carbondale, and a member of the Board of Advisors of the College of Business and Administration. Mr. Navarre is a Certified Public Accountant and received his B.S. in Accounting from Southern Illinois University-Carbondale. The board of directors selected Mr. Navarre due to his extensive experience in the energy industry.

Charles Szalkowski has been a director of Civeo since June 2014. Mr. Szalkowski worked with the law firm of Baker Botts L.L.P. from 1975 until he retired as a partner and general counsel of the firm in December 2012. Since his retirement, Mr. Szalkowski has pursued his personal interests. Mr. Szalkowski is an emeritus member of the Rice University Board of Trustees, where he had previously chaired the Board’s audit committee and served on the compensation committee. He remains on the Rice audit committee. He was previously on the board of directors of Accelerate Learning Inc. (formerly Stemscopes Inc.). Mr. Szalkowski became a Certified Public Accountant in 1971 and received his J.D. and M.B.A. degrees from Harvard University in 1975 and B.S. in Accounting and B.A. in economics and political science from Rice University in 1971. He also serves on the boards of several non-profit organizations, including an aviation museum, two children’s charities, an economic development agency and a corporate law public policy body. The board of directors selected Mr. Szalkowski due to his extensive experience in the legal profession and in advising numerous public companies over the course of his career.

Timothy O. Wall has been a director of Civeo since March 2017. Mr. Wall served as the President of Kitimat LNG Upstream Operations, a division of Apache Canada Ltd., from March 2013 until June 2015. He previously served as the President of Apache Canada from May 2009 to March 2013 and as Managing Director and Regional Vice President, Australia of Apache Corporation from August 2005 to May 2009. From 1990 until August 2005, Mr. Wall served in various other positions within Apache Corporation. Mr. Wall currently provides advisory services to the energy industry. Mr. Wall has been a member of the board for several industry organizations, including the Canadian Association of Petroleum Producers, Australian Petroleum Production and Exploration Association and the Australian Minerals and Mines Association. Mr. Wall received his B.S. in

Petroleum Engineering from Texas A&M University. The board of directors is nominating Mr. Wall for election as a director due to his extensive experience in the energy industry.

Qualifications of Directors

When identifying our directors appointed to our board, the following are considered:

•	the person’s reputation, integrity and independence;

•	the person’s qualifications as an independent, disinterested, non-employee or outside director;

•	the person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the board of directors and the current state of Civeo and the accommodations industry generally at the time of determination;

•	the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to Civeo; and

•	the person’s knowledge of areas and businesses in which we operate.

We believe that the above mentioned attributes, along with the leadership skills and other experience of the Civeo board of directors described below, provide Civeo with the perspectives and judgment necessary to guide its strategies and monitor their execution.

We believe the breadth and variety of business experience of each of our directors and director nominees identified in the following table make each of them well qualified to serve on our board of directors.

	Executive Leadership	Financial	Accommodations, Real Estate and Hospitality	International Operations	Past or Present CEO	Director Experience
Douglas E. Swanson	✓	✓	✓	✓	✓	✓
C. Ronald Blankenship	✓	✓	✓	✓	✓	✓
Bradley J. Dodson	✓	✓	✓	✓	✓	✓
Martin A. Lambert	✓	✓	✓	✓	✓	✓
Constance B. Moore	✓	✓	✓		✓	✓
Richard A. Navarre	✓	✓		✓		✓
Charles Szalkowski	✓	✓		✓		✓
Timothy O. Wall	✓	✓		✓

In selecting nominees for the board of directors, the Nominating & Corporate Governance Committee considers, among other things, the diversity of the board of directors in terms of educational background, business industry experience, and knowledge of different geographic markets and the accommodations industry. In the case of each current director being considered for renomination, the Nominating & Corporate Governance Committee took into account the director’s history of attendance at board of directors and committee meetings, the director’s tenure as a member of the board of directors and the director’s preparation for and participation in such meetings.

Board Structure

The Civeo board of directors is divided into three classes, each of roughly equal size. There are currently two directors of Class I, three directors of Class II and three directors of Class III. The members of each class serve for three years following their election, with one class being elected each year. The directors designated as Class III directors will have terms expiring at the annual general meeting. As previously announced, Mr. Swanson, currently a Class III director, is retiring from the Civeo board of directors as of the date of the annual general meeting. The board of directors has taken action to reduce the size of the whole board of directors to seven members and the number of directors that are Class III directors to two, effective upon Mr. Swanson’s retirement. If elected at the annual general meeting, Messrs. Dodson and Wall, as Class III directors, will have terms expiring in 2020. The directors designated as Class II directors have terms expiring in 2019, and the directors designated as Class I directors have terms expiring in 2018.

Board Committees

The Civeo board of directors has established several standing committees in connection with the discharge of its responsibilities.

Audit Committee

Civeo’s board of directors has established an audit committee, consisting of independent directors. The members of the audit committee are Messrs. Navarre and Szalkowski and Ms. Moore, each of whom the board of directors has determined is independent.

The Audit Committee meets separately with representatives of our independent auditors, our internal audit personnel and representatives of senior management in performing its functions. The Audit Committee appoints our independent auditors and reviews the general scope of audit coverage, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions. The board of directors has determined that each of Messrs. Navarre and Szalkowski and Ms. Moore is financially literate and has accounting or related financial management expertise, each as required by the applicable New York Stock Exchange (“NYSE”) listing standards. The board of directors also has determined that each of Mr. Navarre and Ms. Moore qualify as audit committee financial experts under the applicable rules of the Exchange Act. A more detailed discussion of the Audit Committee’s mission, composition and responsibilities is contained in the Audit Committee charter, which is available on our website, www.civeo.com, by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Audit Committee Charter” at the bottom of the page.

Compensation Committee

Civeo’s board of directors has established a compensation committee, consisting of independent directors. The members of the compensation committee are Messrs. Blankenship and Lambert and Ms. Moore, each of whom the board of directors has determined is independent.

The Compensation Committee administers Civeo’s Equity Participation Plan, and in this capacity makes a recommendation to the full board of directors concerning aggregate amount of all option grants or share awards to employees as well as specific awards to executive officers under the Equity Participation Plan. In addition, the Compensation Committee is responsible for (i) making recommendations to the board of directors with respect to the compensation of our chief executive officer and other executive officers, (ii) overseeing and approving compensation and employee benefit policies and (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement. A more detailed discussion of the Compensation Committee’s mission, composition and responsibilities is contained in the Compensation Committee charter, which is available on our website, www.civeo.com, by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Compensation Committee Charter” at the bottom of the page.

Nominating & Corporate Governance Committee

Civeo’s board of directors has established a nominating and corporate governance committee, consisting of independent directors. The members of the Nominating & Corporate Governance Committee are Messrs. Swanson, Szalkowski and Wall, each of whom the board of directors has determined is independent.

The Nominating & Corporate Governance Committee makes proposals to the board of directors for candidates to be nominated by the board of directors to fill vacancies or for new directorship positions, if any, which may be created from time to time. A more detailed discussion of the Nominating & Corporate Governance Committee’s mission, composition and responsibilities is contained in the Nominating & Corporate Governance Committee charter, which is available on our website, www.civeo.com, by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Nominating & Corporate Governance Committee Charter” at the bottom of the page.

In 2015, we paid a fee to a third party to assist in the process of identifying and evaluating director candidates.

The Nominating & Corporate Governance Committee will consider recommendations from various sources, including from shareholders, regarding possible candidates for director. To submit a recommendation to the Nominating & Corporate Governance Committee, a shareholder should send a written request to the attention of Civeo’s Secretary at Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. The written request must include the nominee’s name, contact information, biographical information and qualifications, as well as the nominee’s written consent to serve, if elected, and any other information the shareholder may deem relevant to the committee’s evaluation. The request must also disclose the number of common shares beneficially owned by the person or group making the request, the period of time such person or group has owned those shares and the nature of any arrangement or agreement between the shareholder making a nomination and other parties with respect to the nomination. Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources. These procedures do not preclude a shareholder from making nominations in accordance with the process described below under “Future Shareholder Proposals.”

Finance & Investment Committee

Civeo’s board of directors has established a Finance & Investment Committee. The members of the Finance & Investment Committee are Messrs. Blankenship, Lambert , Navarre and Wall.

The Finance & Investment Committee assists the Board in its consideration of opportunities to enhance our long-term performance and valuation, including reviewing and making recommendations to the Board with respect to our strategic objectives and financial and operating metrics and performance.

Committee Composition

Below is a summary of our committee structure and membership information.

Chairperson Member Financial Expert

	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Finance & Investment Committee
Douglas E. Swanson
C. Ronald Blankenship
Martin A. Lambert
Constance B. Moore
Richard A. Navarre
Charles Szalkowski
Timothy O. Wall

Board of Directors and Committee Meetings

During 2016, the Civeo board of directors held nine meetings, the Audit Committee held eight meetings, the Compensation Committee held six meetings, the Nominating & Corporate Governance Committee held six meetings and the Finance & Investment Committee held three meetings. Each of the directors attended at least 75% of the meetings of the board of directors and the committees on which he or she served. While we understand that scheduling conflicts may arise, we expect directors to make reasonable efforts to attend the annual general meeting of shareholders and meetings of the board of directors and the committees on which they serve. All of our directors attended the 2016 annual general meeting of shareholders.

Our Corporate Governance Guidelines provide that our non-employee directors shall meet separately in executive session at least annually. The director who presides at these sessions is the Chairman of the Board, assuming such person is a non-management director. Otherwise, the presiding director will be chosen by a vote of the non-management directors. In addition to the executive sessions of our non-management directors, our independent directors (as defined in the applicable NYSE listing standards) are required to meet in executive session at least annually. The independent directors generally meet in executive session at each board meeting. Our Chairman of the Board, who is an independent director, presides at these sessions.

Board of Directors Oversight of Enterprise Risk

Risk oversight is a responsibility of the board of directors. The board of directors has delegated responsibility for monitoring certain enterprise risks to its standing committees. The Civeo board of directors and its committees utilize our Enterprise Risk Management (ERM) process to assist in the oversight of our risks. Management and employees are responsible for day-to-day risk management, and management conducts a risk assessment of our business annually. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature, likelihood of occurrence, materiality and anticipated timing of impact of the risk, as well as to identify steps to mitigate and manage each key risk. Our key business leaders, functional heads and other managers are surveyed and/or interviewed to develop this information.

The results of the risk assessments are reviewed with the Audit Committee and with the full board of directors annually. The centerpiece of the assessment is the discussion of our key risks, which includes the factors discussed above. As part of the process for evaluating each key risk, a senior manager is identified to manage the risk, monitor potential impact of the risk and execute initiatives to mitigate the risk.

Director Independence

Under rules adopted by the NYSE, our board of directors must have a majority of independent directors. To qualify as “independent” under the NYSE listing standards, a director must meet objective criteria set forth in the NYSE listing standards, and the board of directors must affirmatively determine that the director has no material relationship with us (either directly or as a shareholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director.

The Civeo board of directors reviews all direct or indirect business relationships between each director (including his or her immediate family) and our company, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. The NYSE listing standards include a series of objective tests, such as the director is not an employee of Civeo and has not engaged in various types of business dealings with Civeo. In addition, as further required by the NYSE, the Civeo board of directors has made a subjective determination as to each independent director that no material relationships exist which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. When assessing the materiality of a director’s relationship with us, the board of directors considers the issue not merely from the standpoint of the director, but also from the standpoint of the persons or organizations with which the director has an affiliation.

The Civeo board of directors has determined that all of the Civeo directors, except for Bradley Dodson, our President and Chief Executive Officer, qualify as “independent” in accordance with the applicable NYSE listing standards.

Corporate Governance Guidelines

Civeo has adopted Corporate Governance Guidelines to best ensure that the board of directors has the necessary authority and practices in place to make decisions that are independent from management, that the board of directors adequately performs its function as the overseer of management and to help ensure that the interests of the board of directors and management are aligned with the interests of the shareholders. Civeo’s Corporate Governance Guidelines are available at www.civeo.com by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Corporate Governance Guidelines.”

Board of Directors Leadership

Since Civeo’s spin-off from Oil States International, Inc. in May 2014, the Chairman of the Board and Chief Executive Officer roles have been split, with the Chairman of the Board role being filled by a non-executive member of the board of directors. We believe the separation of these two positions promotes a strong independent leadership structure.

Corporate Code of Business Conduct & Ethics

Civeo has adopted a Corporate Code of Business Conduct and Ethics (the “Code of Conduct”), which requires that all directors, officers and employees of Civeo act ethically at all times. This Code of Conduct is available at Civeo’s web site www.civeo.com by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Corporate Code of Business Conduct and Ethics.”

Substantially all of our employees are required to complete online training on a regular basis. That training includes a review of our Corporate Code of Conduct and an acknowledgement that the employee has read and understands the policy.

Financial Code of Ethics for Senior Officers

Civeo has adopted a Financial Code of Ethics for Senior Officers (the “Financial Code of Ethics”) that applies to our chief executive officer, chief financial officer, principal accounting officer and other senior accounting and financial officers (“Senior Officers”). The Financial Code of Ethics is available at Civeo’s website www.civeo.com by first clicking “Corporate Governance” under the “Investor Relations” heading and then “Financial Code of Ethics for Senior Officers.”

Ethical principles set forth in the Financial Code of Ethics include, among other principals, matters such as:

•	Acting ethically with honesty and integrity;

•	Avoiding conflicts of interest;

•	Complying with disclosure and reporting obligations with full, fair accurate, timely and understandable disclosures;

•	Complying with applicable laws, rules and regulations;

•	Acting in good faith, responsibly with due care, competence and diligence;

•	Promoting honest and ethical behavior by others;

•	Respecting confidentiality of information; and

•	Responsibly using and maintaining assets and resources.

Senior Officers must also comply with the Code of Conduct.

Director Resignation Policy

We have adopted a director resignation policy, which is included in Civeo’s Corporate Governance Guidelines. The director resignation policy provides that, if a director fails to receive, in an uncontested director election, a greater number of “for” votes than votes “withheld,” that director is required by our Corporate Governance Guidelines to tender his or her resignation to the Nominating & Corporate Governance Committee for consideration. The Nominating & Corporate Governance Committee will recommend to the board of directors the action, if any, to be taken with respect to the resignation. Any such resignation shall not be effective unless and until the board of directors chooses to accept the resignation in accordance with our Corporate Governance Guidelines. While not necessarily resulting in a resignation, the offer will provide the Nominating & Corporate Governance Committee the opportunity to consider the appropriateness of continued board of directors membership and make a recommendation to the board of directors as to the director’s continuation. In making this recommendation, the Committee will consider all factors deemed relevant by its members including, without limitation, (1) the underlying reasons why shareholders may have “withheld” votes for election from such director, if known; (2) the length of service and qualifications of the director whose resignation has been tendered; (3) the director’s past and potential future contributions to us; (4) the current mix of skills and attributes of directors on the board; (5) whether, by accepting the resignation, we will no longer be in compliance with any applicable law, rule, regulation, or governing instrument; and (6) whether accepting the resignation would be in our best interests and those of our shareholders.

Civeo’s Corporate Governance Guidelines also provide that, if a director changes his or her employer or otherwise has a significant change in job responsibilities during his or her tenure as a director, that director is required to inform the Nominating & Corporate Governance Committee of the change and tender his or her resignation to the board of directors for consideration. Such resignation shall not be effective unless and until the board of directors chooses to accept the resignation. The board, through the Nominating & Corporate Governance Committee, shall review the matter in order to evaluate the continued appropriateness of such director’s membership on the board of directors and each applicable board committee under these circumstances, taking into account all relevant factors and may accept or reject a proffered resignation.

Compensation Committee Interlocks and Insider Participation

During 2016, none of our executive officers served as: (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. In addition, none of the members of our Compensation Committee: (1) was an officer or employee of Civeo during 2016, (2) was formerly an officer of Civeo, or (3) had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

Communications with Directors

Shareholders or other interested parties may send communications, directly and confidentially, to our board of directors, to any committee of our board of directors, to non-management directors or to any director in particular by sending an envelope marked “confidential” to such person or persons c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. Any such correspondence will be forwarded by the Secretary of Civeo to the addressee without review by management.

Accounting and Auditing Concerns

The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In this section, we describe and discuss our executive compensation program, including the objectives and elements of compensation, as well as determinations made by the Compensation Committee of the Board regarding the compensation of our named executive officers. Our named executive officers are:

•	Bradley J. Dodson, President and Chief Executive Officer;

•	Frank C. Steininger, Senior Vice President, Chief Financial Officer and Treasurer;

•	Peter L. McCann, Senior Vice President, Australia;

•	Allan D. Schoening, Senior Vice President, Human Resources/Health, Safety and Environment; and

•	Michael L. Ridley, former Senior Vice President and President – North America.

Mr. Ridley’s employment was terminated effective September 8, 2016.

Compensation Governance

In keeping with our commitment to good governance standards across our business, our executive compensation governance framework is built around the following:

•	A Compensation Committee comprised of individuals with deep relevant business experience, all of whom have served previously as chief executive officers of energy industry or real estate related companies. All members of the Compensation Committee are independent in accordance with NYSE listing standards and qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code;

•	A clearly defined decision-making framework and delegation of authority that ensures all material compensation decisions for named executive officers are made on behalf of Civeo solely by the Compensation Committee, whose priority is to ensure our policies and procedures allow Civeo to attract, reward and retain executives who are focused on delivering long-term results for shareholders; and

•	Clearly defined compensation policies structured to accommodate circumstances that are characteristic of a cyclical industry sector.

For further information on the background and qualifications of the members of our Compensation Committee, please see “Management—Executive Officers and Directors,” “Management—Board Committees” and “Management—Compensation Committee” in this proxy statement.

Policies and Practices

The following are key policies and practices of our executive compensation program, which we believe align the interests of management with those of our shareholders and represent compensation and governance-related practices that are among best practices.

Equity Awards Pricing. Civeo’s practice is to price awards at the market closing price on the date of award.

Insider Trading Policy. Civeo prohibits directors, officers and other employees from trading Civeo’s securities on the basis of material, non-public information or “tipping” others who may so trade on such information. In addition, the policy prohibits directors, officers and designated managers from trading in Civeo’s securities without obtaining prior approval from Civeo’s Vice President, Controller and Corporate Secretary. Executive officers and directors are prohibited from trading options or entering into any derivatives related to Civeo shares.

Clawback Policy. Civeo’s clawback policy allows Civeo to recoup incentive-based compensation from current or former executive officers if the consolidated financial statements of Civeo are materially restated within three years of their initial public release or filing, and the Board determines, in its reasonable discretion, that any current or former executive officer has engaged in intentional misconduct, and such misconduct caused or partially caused the need for such restatement. In that case, the Board may within 12 months after such a material restatement require that the executive forfeit and/or return to Civeo all or a portion of the compensation vested, awarded or received under any bonus award, equity award or other award during the period subject to restatement and the 12-month period following the initial public release or filing of the financial statements that were restated. The forfeiture and/or return of compensation under the policy would be limited to any portion that the executive officer would not have received if the consolidated financial statements had been reported properly at the time of their initial public release or filing. The clawback policy would not apply to restatements following a change in control, as defined in the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (the “EPP”), and the policy does not limit the ability of Civeo to pursue forfeiture or reclamation of amounts under applicable law.

Executive Share Ownership Requirements. Civeo has established executive share ownership requirements to further align the interests of key executives with those of its shareholders. Our Executive Share Ownership Guidelines are calculated based on a multiple of the executive’s base salary, as set forth below:

Chief Executive Officer	5X
Other Named Executive Officers	2X
Other Section 16 Officers	1X

Executives who are covered by these guidelines have five years to reach their respective share ownership levels. On an annual basis, the Compensation Committee monitors compliance with these guidelines.

Performance Share Awards. Long-term incentive awards made to named executive officers are 50% performance based.

Prohibited Practices. We do not allow any of the following:

•	Buying or selling puts, calls or options in respect of our securities by directors and officers;

•	Excise tax gross-ups in any executive or change of control agreement entered into following our spin-off from Oil States International in May 2014;

•	Severance multipliers in excess of 3x;

•	Liberal share recycling in our long-term incentive plan;

•	Repricing of stock options or stock appreciation rights;

•	Single trigger vesting upon a change of control; or

•	Unreasonably long terms for non-qualified options.

We expect that over time, the governance landscape will continue to evolve and require both refinement of existing policies and adoption of new ones. Our Compensation Committee is committed to staying current with evolving governance standards and, where it feels that changes are warranted, to respond accordingly.

Executive Total Compensation Philosophy and Objectives

Civeo’s philosophy regarding its executive compensation programs for named executive officers is to provide a comprehensive and competitive total compensation program with the following objectives:

•	To attract, motivate, reward and retain executives with the experience and talent to achieve short-term goals and objectives and successfully execute longer-term strategic plans;

•	To reinforce the linkage between individual performance of executives and business results;

•	To align the interests of executives with the long-term interests of our shareholders; and

•	To ensure compensation neither promotes overly conservative actions nor excessive risk taking.

To this end, Civeo’s total compensation program uses a blend of base salary, annual performance incentives and long-term equity incentives to achieve the four objectives described above. Broadly speaking, we target median pay levels for all components of executive compensation; however, when warranted in the discretion of the Compensation Committee, awards above median levels of our peer group may be considered.

Compensation and Risk Management. Civeo’s compensation programs have been designed to promote financial, operational and organizational growth, while giving due consideration to broader enterprise risk management considerations. Civeo’s compensation programs have been designed to maintain a balance between short- and long-term incentive compensation, company growth, shareholder returns and risk. The Compensation Committee, in its sole discretion, retains full authority to adjust any aspect of Civeo’s compensation programs.

Our Compensation Committee has reviewed our compensation policies applicable to our named executive officers and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The Compensation Committee performs this assessment annually, and if a likelihood of a material risk exists, the Compensation Committee will enlist additional resources for a full assessment.

Our compensation philosophy and culture support the use of base salary, certain performance-based compensation plans and benefit programs that are generally uniform in design and operation in the markets where we operate. These compensation policies and practices are centrally designed and administered. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking by our named executive officers:

•	Our overall executive compensation levels are competitive with the market, based on information provided by the Compensation Committee’s independent consultant and reviewed by the Compensation Committee;

•	Our executive compensation mix is balanced among (i) fixed components including salary and benefits, (ii) annual incentives that reward our overall financial and operating performance and (iii) long-term incentives, 50% of which are performance-based for named executive officers, to more closely tie executive compensation to shareholder interests and to provide for at-risk compensation in relation to share price performance;

•	We implement what our Compensation Committee believes to be appropriate performance measures for executive compensation each year, whether absolute or relative; and

•	We have established maximum award levels to cap any performance incentives in place.

In summary, although a portion of the compensation provided to our named executive officers is based on our overall performance or division performance, we believe our compensation programs do not encourage excessive and unnecessary risk-taking by our named executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short-term and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions.

Executive Retention. The Compensation Committee is sensitive to the critical importance of key employee and executive retention, recognizing the costs, potential impacts and replacement challenges that accompany the loss of talented leadership particularly in a difficult market environment. For 2016 and 2017, executive retention was carefully considered by the Compensation Committee in arriving at its long-term incentive award determinations for our named executive officers, all of which remained consistent with our past practices other than the addition of performance share awards in 2016.

Executive Compensation Decision-Making and Approval Process. All executive compensation decisions for named executive officers are made on behalf of Civeo solely by the Compensation Committee. Where appropriate, the Compensation Committee engages its independent compensation consultant to research and make recommendations on issues considered important to executive compensation, as well to provide the Compensation Committee with insights on evolving compensation trends in relevant industry sectors.

Role of Executive Officers. The Compensation Committee consults our Chief Executive Officer in its determination of compensation matters related to the executive officers reporting directly to the Chief Executive Officer. The Chief Executive Officer makes recommendations to the Compensation Committee on matters such as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the Chief Executive Officer considers such factors as experience level, individual performance, overall contribution to company performance and market data for similar positions. The Compensation Committee takes the Chief Executive Officer’s recommendations under advisement; however, the Compensation Committee makes all final decisions regarding such compensation matters. Our Chief Executive Officer’s compensation is reviewed annually and determined solely by the Compensation Committee, giving due consideration to performance against goals and objectives and other factors the Compensation Committee deems appropriate.

Role of Compensation Consultant. Following an extensive interview process involving multiple consulting firms, the Compensation Committee selected Mercer, LLC (“Mercer”) to act as compensation consultant. Subsequent to its initial engagement of Mercer in 2014, the Compensation Committee has reviewed and confirmed its selection of Mercer on an annual basis.

Mercer’s role is to advise the Compensation Committee on matters relating to executive compensation and to help guide, develop and implement our executive compensation programs. Mercer reports directly to the Compensation Committee, and any requests management may have of Mercer throughout the course of its engagement must be approved by the Compensation Committee before any work is undertaken. Mercer has performed work for Civeo outside of the scope of its engagement by the Compensation Committee, but the Compensation Committee reviews and approves all such assignments to ensure that the independence of its compensation consultant is not compromised. The Compensation Committee conducted a review of its relationship with Mercer in 2016 and determined that Mercer’s work for the Compensation Committee did not raise any conflicts of interest or independence concerns, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NYSE. In making this determination, the Compensation Committee noted that during 2016:

•	Mercer did not provide any services to Civeo or management other than services requested by or with the approval of the Compensation Committee;

•	Mercer maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•	Fees paid to Mercer by Civeo during 2016 were less than 1% of Mercer’s total revenue;

•	None of the Mercer consultants working on matters with us had any business or personal relationship with Compensation Committee members (other than in connection with working on matters with us);

•	None of the Mercer consultants working on matters with us (or any consultants at Mercer) had any business or personal relationship with any of our executive officers; and

•	None of the Mercer consultants working on matters with us own our common shares.

In 2015, the Compensation Committee also approved the engagement of Mercer to provide benefits consulting services to Civeo. During 2016, fees paid to Mercer in the form of commissions by our Canadian insurer and retirement plan fund manager totaled CAD$28,850 and CAD$38,400, respectively, for benefits consulting services provided to our Canadian operations. During 2016, fees paid to Mercer in the form of commission by our U.S. insurers and retirement plan administrator totaled US$105,000 and US$25,500 for consulting services provided to our U.S. operations. In the opinion of the Compensation Committee, the scale of these fees does not compromise Mercer’s independence with regards executive compensation advisory services it provides directly to the Compensation Committee. This independence is and will continue to be monitored on an ongoing basis. Fees paid to Mercer for compensation consulting services to the Compensation Committee totaled CAD$53,000 in 2016.

In late 2016, Mercer reviewed Civeo’s peer group of companies that is used for benchmarking purposes to assess the competitiveness and suitability of Civeo’s compensation programs and practices. Prior to this review and for 2016 compensation measurement purposes, the Compensation Committee approved a peer group consisting of the following companies:

Basic Energy Services Inc.	Matrix Service Co.

Black Diamond Group Ltd.	Newalta Corp.

Carbo Ceramics Inc.	Newpark Resources Inc.

Choice Hotels International Inc.	Oil States International Inc.

Extended Stay America Inc.	Precision Drilling Corp.

Forum Energy Technologies Inc.	Savanna Energy Services Corp.

Horizon North Logistics Inc.	Tesco Corp.

La Quinta Holdings Inc.	TETRA Technologies Inc.

The above peer group was the same as the peer group used during 2015.

In their 2016 review process, Mercer refined its peer company filtering and selection criteria to focus strictly on diversified support services companies and oil and gas equipment and services companies whose business results are influenced by similar industry and commodity factors as Civeo. As a consequence of the new peer company selection criteria, three hotel and lodging companies, Choice Hotels International Inc., Extended Stay America Inc. and La Quinta Holdings Inc., as well as Carbo Ceramics Inc., were removed from the peer group and replaced with Parker Drilling Company and Pioneer Energy Services Corp. The primary review and selection criteria for the peer group remained unchanged and included the following: revenue size, market value, market value to revenue ratio, enterprise value, number of employees, business/operational characteristics and geographic footprint. Unless otherwise determined in subsequent peer group evaluations, this new peer group is intended to be used by the Compensation Committee for compensation evaluation purposes for 2017 and thereafter. At the time of approving the new peer group, Civeo ranked slightly below the median of the peer group on an enterprise value basis.

For the 2016 Performance Share Awards, the Compensation Committee determined that four companies in the 2016 peer group were not well suited to be used as peers for relative total shareholder return (“TSR”) purposes, based on their customer and asset bases, service offerings or levels of exposure to the natural resources sectors where earnings can be impacted by commodity prices. These four companies were Carbo Ceramics Inc., Choice Hotels International Inc., Extended Stay America Inc. and La Quinta Holdings Inc. Accordingly, the Compensation Committee determined that these four companies would be removed from the peer group strictly for purposes of evaluating Civeo’s three-year relative TSR performance for performance share awards made for the 2016 plan year.

Compensation Program Components

This section outlines each of the components of our compensation program. Compensation decisions specific to our named executive officers for 2016 for each of these components are discussed in greater detail immediately following this section. Overall compensation consists of base salary, annual performance incentive awards and long-term incentive awards.

Base Salary. Base salaries form the foundation of Civeo’s compensation program. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities. Base salaries for named executive officers are reviewed annually by the Compensation Committee and, where deemed appropriate, adjusted to reflect competitive market conditions, as well as other internal factors, including performance, internal equity and changes to job scope and responsibility. In general, base salaries are targeted at median levels compared to comparable positions within the peer group but vary from this reference point when and where deemed appropriate by the Compensation Committee.

Short-Term Incentive Plan. The key objective of Civeo’s Annual Incentive Compensation Plan (“AICP”) is to reward the achievement of defined annual operating and financial objectives and to incentivize employee activities that will continually improve Civeo, both on a business unit and company-wide basis. Awards under AICP that are intended to qualify as “performance based compensation” under Section 162(m)(4)(C) of the Code are subject to additional limitations as set forth in Section 162(m) of the Code, which are described below. Awards made under the AICP are designed to represent a material component of target total cash compensation for our named executive officers.

Performance objectives under the AICP for awards intended to qualify as performance based compensation under Section 162(m) of the Code may include any one or combination of the following metrics: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations or (xi) appreciation in the fair market value of the Civeo common shares. Our Compensation Committee determines which objectives to use, the weighting of such objectives where more than one is used, and whether the objective is to be measured against a company-established budget or target, an index or a peer group of companies. A performance objective need not be based on an increase or a positive result and may include, for example, minimizing financial losses during challenging business or economic cycles.

Under the AICP, the Compensation Committee establishes an incentive target, expressed as a percent of base salary, for each executive officer based upon, among other factors including geographic market differences, the Compensation Committee’s review of publicly available competitive compensation data for each position, level of responsibility and ability to impact or influence business results. Prior to 2016, achieving results which exceeded a minimum, or threshold, level of performance triggered an AICP payout. Performance results at or below threshold (i.e., typically achieving a percentage less than 85% of the related AICP performance objective) resulted in no AICP award. Targeted performance is earned when an executive achieves 100% of his or her performance objectives and Civeo achieves 100% of its budgeted financial performance. Overachievement (i.e. typically achieving a percentage of 120% of the corresponding performance and financial objective) is the performance level at which AICP compensation is maximized. Where performance results fall between the threshold and target level, a pro rata portion of the target amount is paid out. Where performance results fall between the target and overachievement level, 100-200% of the target amount is paid out proportionately.

The performance metrics for our AICP consist of financial metrics, typically budgeted earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted where deemed appropriate by the Compensation Committee and improved safety performance.

For 2016, the Compensation Committee approved changes to the AICP to reflect challenging market and business conditions. These changes reset the minimum threshold for plan entry to 100% attainment of budgeted EBITDA and safety improvement performance. Under this new structure, target AICP payments are not made until 117% of budgeted EBITDA is met. Payment for overachievement against budgeted EBITDA begins when 117% of budgeted EBITDA is achieved and provides for a pro rata payment of between 100-200% of target AICP.

The maximum AICP overachievement percentage permitted under the AICP is capped at two times the target level percentage to mitigate the potential for excessive risk taking.

At the beginning of each year, our Compensation Committee is responsible for approving quantifiable corporate performance objectives, including those specific to our Chief Executive Officer. At the end of each year, the Compensation Committee reviews Civeo’s performance results, as well as incentive awards to be paid to each executive officer and, in aggregate, to other AICP participants. In its sole discretion, the Compensation Committee interprets all provisions of the AICP and has authority to make positive or negative adjustments in individual, business unit or Civeo-wide results, subject to the limitations of Section 162(m) in the case of awards intended to qualify as performance-based compensation.

Long-Term Incentive Plan. Civeo’s long-term incentive plan, the EPP, is designed to provide an additional incentive to executives to grow shareholder value through ownership of Civeo common shares or incentive awards directly linked to Civeo’s share price and to support our efforts to attract and retain highly qualified executives to grow and develop Civeo in our highly competitive and cyclical industry.

The EPP provides for the grant of any combination of restricted shares, performance awards, dividend equivalents, phantom share awards, deferred share awards, share payments or options. Broadly speaking, we award three types of long-term incentives to balance liquidity and dilution considerations and to ensure we deliver the most tax effective incentive to plan participants. These awards may be cash or share settled, depending on their type. For our U.S. named executive officers, we award performance shares, restricted share awards and phantom units. For our Canadian named executive officers, we award performance shares, restricted share awards and/or phantom units, and for our Australian named executive officer, we grant performance shares and deferred share awards. All long-term incentive awards made to employees are subject to a three-year vesting period, with time-based awards vesting equally each year from date of grant and performance-based awards vesting on the third anniversary of the grant. All awards are subject to the approval of our Compensation Committee.

While unvested restricted shares are held, all rights of ownership are ascribed to such shares, including the right to vote the shares and receive dividends thereon if any (except that any dividends or other distributions paid in any form other than cash are subject to forfeiture restrictions applicable to the underlying award). Performance share and deferred share award recipients are not entitled to vote and receive dividends until such awards vest.

In determining the value of award levels, the ratio of long-term incentives as a percentage of base salary is considered relative to a range of factors including market competitiveness, internal equity and individual performance. As a general rule, long-term incentive award values increase with position responsibility and are intended to comprise a larger component of an executive’s total direct compensation as his or her responsibility increases.

Performance Share Award Program. Working closely with Mercer, the Compensation Committee approved, effective January 1, 2016, the introduction of a Performance Share Award Program under the EPP to further promote the linkage between shareholder and executive management interests. This program is intended to allow

Civeo to grant qualified performance-based compensation under Section 162(m)(4)(c) of the Internal Revenue Code. Our Performance Share Award Program is comprised of the following key elements:

Performance metric:	Relative TSR (compared against a subset of our defined peer group as described above)

Performance period:	Three years, commencing with the year that includes the date of grant

Participants:	All named executive officers and direct reports to each regional executive

Vesting:	Cliff vesting following completion of the performance period

Award amount:	Comprises 50% of a named executive officer’s annual long-term incentive award, as determined by the Compensation Committee

Payout:	Settled in either cash or shares, or a combination of both, at the discretion of the Compensation Committee

Calculation of our relative TSR will be conducted by a third party designated by the Compensation Committee following completion of the three-year performance cycle. Performance share awards granted in 2016 will be earned in amounts between 0% and 200% of the participant’s target performance share award, based on the payout percentage associated with Civeo’s absolute rank among the peer group as illustrated below:

Performance Measures			Payout Percentage
Absolute Rank	Approximate Decile	Implied Percentile Rank
1st or 2nd	1st	90%-100%	200%
3rd	2nd	80%-89.9%	175%
4th	3rd	70%-79.9%	150%
5th	4th	60%-69.9%	125%
6th	5th	50%-59.9%	100%
7th or 8th	6th	40%-49.9%	75%
9th	7th	30%-39.9%	50%
10th	8th	20%-29.9%	25%
11th, 12th, or 13th	9th – 10th	0%-19.9%	0%

If the performance metric yields a payout percentage of 0%, participants will not earn performance share awards for the applicable three-year performance period. Calculation of relative TSR includes all dividends paid over the performance cycle.

In the event a change of control of Civeo occurs prior to the end of a performance period, the payout percentage will be determined by the Compensation Committee as if the date of the change of control is the last day of the performance period. In determining the payout percentage, the performance metric to be applied will be the absolute rank which is attained through the date of change of control. Payout of performance share awards will be made following the completion of the performance period subject to the participant’s continued employment through the end of the performance period. Should, however, the participant’s employment be terminated (1) by Civeo without cause or by the participant for good reason (as defined in the Performance Share Award Program) or (2) as a result of the participant’s death or disability, in either case following a change of control and prior to the payout of performance share awards, then the participant is entitled to payout of the performance share award under terms provided within the Performance Share Award Program.

All performance share awards have been approved by the Compensation Committee.

All long-term incentive awards under the EPP are expensed in a manner to comply with Financial Accounting Standards Board, Accounting Standards codification, Topic 718, Compensation-Stock Compensation

(“FASB ASC Topic 718—Stock Compensation”). Except in special circumstances, long-term incentive awards are made to participants in these plans annually, in conjunction with approval of annual year-end audited financial statements by the Board.

Free Cash Flow Program. Our 2016 Free Cash Flow program provides an opportunity for an annual cash bonus that is designed to promote the interests of Civeo and its shareholders by incentivizing eligible employees of Civeo to identify and implement actions that generate incremental free cash flow. For every dollar that 2016 free cash flow exceeded $35.3 million, our budgeted Free Cash Flow for 2016, 10% was allocated to a bonus pool used to reward those employees implementing initiatives that generated free cash flow greater than budget. The bonus pool for 2016 was $1.4 million. The Compensation Committee determines, in its sole discretion, those employees who are eligible to participate in the Free Cash Flow program, which may include, under exceptional circumstances, our named executive officers, and the award amount allocated to each eligible employee. Eligible employees must be in continuous employment with Civeo through the date the award payment is made. For the 2016 plan year, awards were made to Messrs. McCann and Schoening in the amount of $8,000 and $41,500, respectively.

Other Perquisites and Personal Benefits. In general, Civeo does not offer perquisites or other personal benefits to any executive with an aggregate value over $10,000. Some executives are provided paid club memberships, which are used for business purposes.

Dual employment contract provisions for Messrs. Dodson, Steininger and Schoening provide for income tax preparation services for 2016 and subsequent years to satisfy their filing obligations in both Canada and the United States.

Benefit Plans. Civeo’s employee benefit plans are designed from a market competitive perspective with the objective of attracting and retaining talented employees. The Compensation Committee conducts periodic reviews of Civeo’s employee benefit plans to ensure the plans meet these objectives and where, in the Compensation Committee’s sole discretion, the Compensation Committee believes changes to these plans are warranted, the Compensation Committee will authorize such changes.

Civeo’s health and welfare benefits are provided to all North American employees, including U.S.- or Canada-based executives. These benefits include comprehensive coverage for medical, prescription drug, vision and dental expenses, as well as life insurance, long-term disability, accidental death and dismemberment, business travel, employee assistance and flexible spending accounts. Contributions for these benefits, except the flexible spending account program, are based on a cost-sharing model between the employee and Civeo and are the same for employees and executives.

Retirement Plans. Civeo offers a defined contribution 401(k) retirement plan to all of its U.S. employees, including its U.S.-based executives. Those participating in the plan can make contributions from their base salaries and cash incentive compensation up to annual limits defined by the IRS. Civeo makes matching contributions under this plan on the first 6% of the participant’s compensation, providing 100% match on the employee’s contribution up to 4% of his or her compensation and a 50% match on the employee’s contribution up to an additional 2% of the employee’s compensation. A similar defined contribution plan, which uses the same contribution formula, is in place in Canada and is structured pursuant to regulations established by the Canadian Revenue Agency. In Australia, employees and executives must contribute 9.25% of base salary (to an annual capped limit established by the Australia Taxation Office) to a superannuation fund administered by the Australian government. This contribution is paid for by Civeo.

Deferred Compensation Plan. In October 2016, due to low participation rates among eligible employees, the Board approved the termination of Civeo’s deferred compensation plan. Eligible employees participating in the deferred compensation plan, up to and including the date of its cancellation, did not receive any additional compensation aside from a matching deferral under the Deferred Compensation Plan that was intended to compensate them for contributions they could not receive under the 401(k) plan due to limits imposed on 401(k) plans by U.S. federal income tax laws. None of our directors participated in our Deferred Compensation Plan in 2016 and any inactive account balances in our Deferred Compensation Plan due to participation by our directors in the Deferred Compensation Plan prior to our spin-off from Oil States in 2014 will be distributed in connection with the plan termination. In connection with the termination of the deferred compensation plan, participants will be paid the full value of their account balances under the plan between 12 and 24 months following the date of the plan’s termination.

2016 Executive Compensation

All executive compensation decisions, as well as decisions including aggregate AICP and long-term incentive awards to non-executive plan participants, were made by our Compensation Committee in conjunction with the approval of our audited 2016 year-end financials by the Board.

Base salaries. In light of depressed industry conditions in 2016, base salaries for all executive officers, with the exception of our Chief Executive Officer as further described below, remained unchanged from 2014, excluding the impact of currency exchange rate fluctuations on non-U.S. resident executive officer compensation. Isolated salary increases were made throughout 2016 for other employees in connection with changes in job scope or promotion.

Annualized base salaries and target AICP levels for 2016 are set forth below for each named executive officer.

Name	Position	Base Salary (USD)		Target AICP
Bradley J. Dodson	President and Chief Executive Officer	$575,000	(1)	90%

Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	$400,000		60%

Peter L. McCann	Senior Vice President, Australia	$312,438		65%

Allan D. Schoening	Senior Vice President, Human Resources/Health, Safety and Environment	$245,408		50%

Michael L. Ridley	Former Senior Vice President and President—North America	$339,795		50%

(1)	On April 2, 2015, due to difficult industry conditions and significant restructuring within Civeo, Mr. Dodson requested that the Compensation Committee reduce his base salary from US$575,000 to US$500,000 per annum. This request was approved by the Compensation Committee and took effect on April 6, 2015. In September 2016, the Compensation Committee determined that it was appropriate to reinstate Mr. Dodson’s annual base salary of US$575,000 and did so effective September 17, 2016. Mr. Dodson’s total base salary received for 2016 was US$520,192.

2016 AICP Awards. The following 2016 performance metrics formed the basis for annual incentive award determinations for our named executive officers:

Name	Position	Financial Performance		Safety Performance
		Corporate	Division
Bradley J. Dodson	President and Chief Executive Officer	90%	0%	10%

Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	90%	0%	10%

Peter L. McCann	Senior Vice President, Australia	25%	55%	20%

Allan D. Schoening	Senior Vice President, Human Resources/Health, Safety and Environment	80%	0%	20%

Michael L. Ridley	Senior Vice President and President—North America	25%	55%	20%

Our sole metric for evaluating financial performance for AICP purposes in 2016 is adjusted EBITDA. The EBITDA metric is widely recognized as a primary valuation and comparison metric used in the industry and, for this reason, was selected as the most suitable metric for 2016. EBITDA is a non-GAAP financial measure that is defined as net income plus interest, taxes, depreciation and amortization.

Adjustments to EBITDA include one-time, unanticipated financial events incurred following approval of the 2016 budget. For 2016, specific adjustments included expenses related to our redomiciliation from the United States to Canada, changes in foreign exchange rates, asset impairment charges and executive severance costs. In the aggregate, these adjustments to EBITDA totaled US$40.2 million. All adjustments to EBITDA for AICP purposes were reviewed and approved by the Compensation Committee. Adjusted EBITDA is a non-GAAP financial measure.

In 2016, the following performance results relating to AICP calculations were achieved:

•	Consolidated adjusted EBITDA of US$77.8 million versus a budget of $87.2 million (89% of budget);

•	Adjusted EBITDA for our Canadian division of 99.3% of budget;

•	Adjusted EBITDA for our Australian division of 107% of budget; and

•	Improvements in total recordable incident rate (“TRIR”) safety performance of 34%, 100% and 48% in Canada, the U.S. and Australia, respectively, against a targeted TRIR improvement objective of 10% for 2016.

Based on these results, the following AICP payouts were approved by the Compensation Committee. These payouts are stated in U.S. dollars. Mr. McCann’s bonus, which is paid out in Australian dollars, has been converted to U.S. dollars below at an exchange rate of $0.7439 U.S. dollar per Australian dollar. Mr. Schoening’s bonus, which is paid out in Canadian dollars, has been converted to U.S. dollars below at an exchange rate of $0.7551 U.S. dollar per Canadian dollar. Mr. Ridley received payment in respect of his AICP participation as part of his severance package, which is discussed under “Potential Payments upon Termination or Change of Control—Ridley Separation.”

Name	Position	Business Performance		AICP Payout
		Financial	Safety	$	% of Target
Bradley J. Dodson	President and Chief Executive Officer	$—	$93,635	$93,635	20%

Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	$—	$48,000	$48,000	20%

Peter L. McCann	Senior Vice President, Australia	$75,371	$84,998	$160,369	75.5%

Allan D. Schoening	Senior Vice President, Human Resources/Health, Safety and Environment	$—	$50,000	$50,000	40%

2016 Long-Term Incentive Awards. For 2016, Civeo incorporated a combination of performance share awards, restricted share units, phantom share awards and deferred share awards as long-term incentives to its named executive officers and other key employees. The type of award made to individuals in this group took into consideration the following factors:

•	Corporate, business unit and individual performance;

•	Competitive market practice;

•	Executive retention;

•	Impact of awards and quantum of awards on dilution and liquidity; and

•	Tax considerations in the U.S., Canada and Australia.

Long-term incentive awards approved by the Compensation Committee were made at levels consistent with past practice.

Name	Position	Long Term Incentive Award (#)					Valuation
		Restricted Share Awards	Phantom Units	Deferred Shares	Performance Shares	Grant Date Fair Value Per Share ($)
Bradley J. Dodson	President and Chief Executive Officer	277,778	277,778	—	555,556	$.90	$1,000,001

Frank C. Steininger	Senior Vice President, Chief Financial Officer and Treasurer	194,444	194,445	—	388,889	$.90	$700,000

Peter L. McCann	Senior Vice President, Australia	—	—	231,934	231,933	$.90	$417,480

Allan D. Schoening	Senior Vice President, Human Resources/Health, Safety and Environment	—	208,334	—	208,333	$.90	$375,000

Michael L. Ridley	Senior Vice President and President—North America	—	269,500	—	269,500	$.90	$485,100

Chief Executive Officer Compensation

Since assuming the role of President and Chief Executive Officer following our spin-off from Oil States in 2014, Mr. Dodson has guided Civeo through a period of significant change during challenging business conditions. Under Mr. Dodson’s leadership, our free cash flow generation remains positive, our corporate debt has been significantly reduced, additional financial flexibility is available through amendments to our revolving credit facility, our operational execution remains strong and our organizational structure has been streamlined to reduce overhead costs. Through disciplined capital management, Mr. Dodson has positioned Civeo to be able to make continued investments in upgrading of assets, safety training, and upgrading of financial reporting systems.

In evaluating Mr. Dodson’s 2016 performance, the Compensation Committee considered the following achievements:

•	Repositioning the organization through a range of restructuring initiatives, including

•	Headcount reductions of approximately 20% across our Canadian and U.S. divisions, thereby lowering annual overhead expenses by approximately $6 million;

•	Consolidation of management, construction and administrative services in our Edmonton, Alberta offices;

•	Free cash flow (which we define as cash flow from operations less capital expenditures) exceeded budget by 40%;

•	Strong asset utilization achieved through oil sands turnaround contract periods;

•	Corporate debt was reduced from US$402 million to US$357 million, representing an 11% reduction;

•	Successful management of operations through the Fort McMurray forest fires, with no safety incidents or asset loss and additional revenue generated from supplementary client and emergency services activities;

•	Significant improvements in our safety performance across all operating divisions, with total recordable incident rates declining by 34%,100% and 48% in Canada, the U.S. and Australia, respectively, in relation to prior year totals; and

•	Substantial completion of Civeo’s redomiciliation from the United States to Canada.

2016 Compensation. Mr. Dodson’s total cash compensation remained at approximately the same level when compared to the prior year and currently sits in the lowest quartile of our peer group. In September 2016, the Compensation Committee reinstated Mr. Dodson’s annualized salary to US$575,000 after it had been reduced, at Mr. Dodson’s request, to $500,000 in 2015. For 2016, Mr. Dodson’s salary totaled US$520,192.

For 2016, the Compensation Committee approved an AICP payment of US$93,635 for Mr. Dodson. The calculation of Mr. Dodson’s bonus reflected financial performance and strong improvements in the area of safety, as discussed above. This payment was approved at the Compensation Committee’s meeting on February 21, 2017 in conjunction with approval of Civeo’s 2016 audited year-end financial results.

In 2016, Mr. Dodson was granted a long-term incentive award comprised of performance shares, restricted share units and phantom units. Performance share awards comprised 50% of the total grant date value of US$1,000,001 made to Mr. Dodson. Performance share awards granted Mr. Dodson vest on the third anniversary of date of grant and are subject to specific performance criteria more fully described above. Time vested awards granted to Mr. Dodson vest equally over three years from the date of grant.

The following graph describes the composition of Mr. Dodson’s compensation for 2016.

Executive and Change of Control Agreements

Civeo maintains Executive Agreements with Messrs. Dodson, Steininger and McCann and a Change of Control Agreement with Mr. Schoening. These agreements are not considered long-term employment agreements and as such, U.S. executives are employed “at will” by Civeo. The agreements for Messrs. Dodson, Steininger and McCann provide protection in the event of a qualified termination, which is defined as an (i) involuntary termination of the executive officer by Civeo other than for “Cause” or (ii) a voluntary termination by the executive for “Good Reason” during a specified period of time after a corporate “Change of Control” (as defined in each Executive Agreement) of Civeo. Mr. Schoening’s agreement provides protection only following a termination other than for “Cause” during a specified period of time following a Change of Control. The triggering events were selected due to the executive not having complete control in either of these circumstances. Executives exercise control over their circumstances when they resign voluntarily without Good Reason or are terminated for Cause. As a result, these events do not trigger any payments.

The Change of Control provision in both types of agreement is intended to encourage continued employment by Civeo of its executive officers and minimize distractions around related uncertainties and risks created by a proposed Change of Control. Unlike “single trigger” plans that pay out immediately upon a change of control, Civeo’s agreements require a “double trigger” (i.e., a change of control along with a loss of employment under certain circumstances). Where a qualified termination occurs during the 24-month period following a Change of Control, the agreements provide for a lump-sum payment to the executive officer based on his base salary and target annual incentive amount in place on the date of termination. Under the terms of their Executive Agreements, Messrs. Dodson, Steininger and McCann are each entitled to receive a lump -sum payment equal to two times their base salary and target annual incentive amount if a qualified termination occurs during the 24-month period following a Change of Control. Where a qualified termination occurs beyond the 24-month period following a Change of Control, Messrs. Dodson, Steininger and McCann will be entitled to receive a lump -sum payment equal to one year’s base salary and target annual bonus amount as well as other benefits described below. Under the terms of his Change of Control Agreement, Mr. Schoening is entitled to receive a lump -sum payment equal to 1.75 times his base salary and target annual incentive amount if a qualified termination occurs during the 18-month period following a Change of Control.

In addition, the agreements provide that all restricted shares, performance shares, phantom share units and options will vest immediately, that all restrictions on such awards will lapse upon a Change of Control and a qualified termination and that outstanding options will remain exercisable for the remainder of their respective terms. The executive officer will also be entitled to (A) health benefits until the earlier of (i) 36 months (in the case of an Executive Agreement) or 24 months (in the case of a Change of Control Agreement) and (ii) the date the executive began receiving comparable benefits from a subsequent employer, (B) vesting of all employer contributions to our 401(k) plan and Deferred Compensation Plan to the extent not already vested and (C) outplacement services equal to a maximum of 15% of the executive’s salary at the time of termination until the earliest to occur of (i) December 31 of the second calendar year following the year of termination and (ii) the date the executive accepts subsequent employment. The executive agreement entered into with Mr. Dodson during 2009 entitled him to be made whole for any excise taxes incurred with respect to severance payments that were in excess of the limits set forth under the Internal Revenue Code. No excise tax gross -up protection is available to Mr. Steininger, Mr. McCann or Mr. Schoening. See “Potential Payments Under Termination or Change of Control” in this proxy statement for additional disclosures of severance and Change of Control payments for named executive officers.

Civeo’s Executive Agreements have a term of three years and are extended automatically for one additional day on a daily basis, unless notice of non-extension is served by the Board. Where notice is served, the agreement will terminate on the third anniversary of the date notice was given. To receive benefits under the Executive Agreement or Change of Control Agreement, the executive officer is required to execute a release of all claims against Civeo.

Dual Employment Contracts. Messrs. Dodson, Steininger and Schoening are all parties to dual employment contracts with Canadian and U.S. legal entities of Civeo. These contracts are in place to permit each such executive to execute contracts and other legal agreements on behalf of entities in either jurisdiction and to work and perform cross-border services on an uninterrupted basis. The terms of these contracts allocate a portion of each such executive’s time to services performed in the United States and Canada and provide for tax equalization payments intended to put the executive in the same position as if his or her employment income were all earned in the State of Texas.

Accounting and Tax Considerations. Under Section 162(m) of the Code, a limitation exists on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based.

We reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interest of our shareholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design such arrangements to comply with (or be exempt from) Section 409A to the extent that the design is also appropriate for our business goals with respect to those arrangements.

All equity awards to our employees, including executive officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB ASC Topic 718—Stock Compensation.

2017 Executive Compensation

Response to Say-on-Pay Vote. At our 2016 annual meeting, we obtained a 95.6% approval by our shareholders casting votes on our Say-on-Pay proposal. Our Compensation Committee considered that approval level in making its compensation-related decisions in 2016.

Changes to Executive Compensation. At its February 21, 2017 meeting, the Compensation Committee approved compensation adjustments for Messrs. Dodson, Steininger and Schoening. Following a detailed review by Mercer of competitive market long-term incentive award practices, the Compensation Committee approved an increase in the multiple used to calculate Mr. Dodson’s 2017 long-term incentive award from 2.0 times to 2.75 times his annual base salary. As part of the same market compensation review, the Compensation Committee approved an increase to Mr. Steininger’s annual base salary to US$420,000 and an increase to the multiple used to calculate Mr. Steininger’s 2017 long-term incentive award from 1.75 times to 2.0 times his annual base salary. Adjustments to Mr. Dodson’s and Mr. Steininger’s AICP performance metrics were also made by the Compensation Committee such that 80% of their 2017 AICP determination will be based on financial performance and 20% will be based on safety performance. Mr. Schoening’s annual base salary was increased to C$360,000, to reflect his additional executive responsibilities for Indigenous Relations and Land Management.

Changes to Peer Group. In addition, as discussed above under “Role of the Compensation Consultant,” the Compensation Committee, in consultation with Mercer, also made changes to our peer group for the purposes of evaluating our relative performance for compensation-related purposes, beginning with the 2017 calendar year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with Civeo’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Martin A. Lambert, Chairperson

C. Ronald Blankenship

Constance B. Moore

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid in respect of specified periods to our named executive officers. Through May 30, 2014, our named executive officers (other than Mr. Steininger and Mr. Ridley) were employed and compensated by Oil States International, Inc. For periods subsequent to May 30, 2014, all of our named executive officers were employed and compensated by Civeo. The amounts summarized below reflect compensation paid by Oil States until May 30, 2014 and Civeo thereafter.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Share Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total
Bradley J. Dodson	2016	$520,192	—		$1,000,001	—	$93,635	$126,973	$1,740,801
President and Chief Executive Officer	2015	520,192	—		1,150,002	—	462,752	63,448	2,196,394
	2014	554,808	—		1,159,074	128,116	430,831	101,121	2,373,950

Frank C. Steininger (2)	2016	$400,000	—		$700,000	—	$48,000	$40,107	$1,188,107
Senior Vice President,	2015	400,000	—		700,001	—	237,221	23,025	1,360,247
Chief Financial Officer	2014	230,769	—		800,021	—	201,615	106,844	1,339,249
and Treasurer

Peter L. McCann (3)	2016	$312,438	—		$417,480	—	$160,369	$24,248	$914,535
Senior Vice President,	2015	315,966	—		476,693	—	295,789	14,343	1,102,791
Australia	2014	376,582	—		703,010	—	391,561	34,958	1,506,111

Allan D. Schoening (4)	2016	$245,408	—		$375,000	—	$50,000	$60,394	$730,802
Senior Vice President,	2015	253,847	—		375,003	—	125,454	156,392	910,696
Human Resources/Health, Safety and Environment

Michael L. Ridley (5)	2016	$234,371	—		$485,100	—	—	$702,151	$1,421,622
	2015	225,889	94,575	(8)	495,000	—	105,077	9,221	929,762

(1)	These columns represent the dollar amounts, for the years shown, of the aggregate grant date fair value of performance share awards, restricted share awards, phantom share awards and option awards, as applicable, granted in those years computed in accordance with FASB ASC Topic 718—Stock Compensation. Generally, the aggregate grant date fair value is the aggregate amount that Civeo expects to expense in its financial statements over the award’s vesting schedule and, for performance share awards, is based upon the probable outcome of the applicable performance conditions. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect Civeo’s future accounting expense for these awards and options, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. All options awarded were priced at the date of the award. See Note 15 to Civeo’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016 for additional detail regarding assumptions underlying the value of these awards.
(2)	Prior to March 4, 2014, Mr. Steininger was a partner of PricewaterhouseCoopers LLP. Effective from March 4, 2014 to May 29, 2014, Mr. Steininger was a consultant to Oil States. Effective May 30, 2014, Mr. Steininger became an employee of Civeo in the capacity of Senior Vice President, Chief Financial Officer and Treasurer. Accordingly, amounts shown for 2014 reflect a partial year of service.
(3)	Compensation reported for Mr. McCann, other than share awards, was made in Australian dollars and is reflected in this table in U.S. dollars using the average exchange rate for each year. The U.S. dollar to Australian dollar average exchange rate for 2016, 2015 and 2014 was $0.7439, $0.7523 and $0.9025, respectively.
(4)	Mr. Schoening was appointed as an officer of Civeo on May 14, 2015. Compensation reported for Mr. Schoening, other than share awards, was made in Canadian dollars and is reflected in this table in U.S. dollars using the average exchange rate for each year. The U.S. dollar to Canadian dollar average exchange rate for 2016 and 2015 was $0.7551 and $0.7566.
(5)

Effective May 4, 2015, Mr. Ridley became an employee of Civeo in the capacity of Senior Vice President and President-North America Division. Accordingly, amounts shown for 2015 reflect a partial year of service. Compensation reported for Mr. Ridley, other than share awards, was made in Canadian dollars and is reflected in this table in U.S. dollars using the average exchange rate for the year. The U.S. dollar to Canadian dollar average exchange rate during Mr. Ridley’s employment in 2016 and 2015 was $0.7551 and $0.7566, respectively. Mr. Ridley’s employment with Civeo was terminated on September 8, 2016. See Note (7) and the discussion under “Potential Payments upon Termination or Change of Control—Ridley Separation” below for details regarding severance payments made to Mr. Ridley in connection with his termination of employment.
(6)	Amounts for “Non-Equity Incentive Plan Compensation” paid to each of the named executive officers were made pursuant to Civeo’s AICP and were paid in 2015, 2016 and 2017, respectively. For a description of Civeo’s plan, see “Compensation Discussion and Analysis—Compensation Program Components—Short-Term Incentive Plan.”
(7)	The amounts shown in the “All Other Compensation” column reflect the following for each Named Executive Officer:

Name and Principal Position	Year	Retirement Plan Match ($)(a)	Deferred Compensation Plan Match ($)(a)	Dividends ($)(b)	Other ($)(c)	Total
Bradley J. Dodson	2016	$12,144	$43,618	$—	$71,211	$126,973
Frank C. Steininger	2016	$13,627	—	—	$26,480	$40,107
Peter L. McCann	2016	$14,442	—	—	$9,806	$24,248
Allan D. Schoening	2016	$9,820	$9,074	—	$41,500	$60,394
Michael L. Ridley	2016	$9,820	$16,611	—	$675,720	$702,151

(a)	Represents the matching contributions allocated by Civeo and Oil States, as applicable, to Mr. Dodson pursuant to the Deferred Compensation Plan, as more fully described in “Compensation Discussion and Analysis Compensation Program Components—Retirement Plans” and “—Deferred Compensation Plan,” included herein. Also represents contributions made to Messrs. Dodson, Steininger and Schoening pursuant to the 401(k) Retirement Plan. For Mr. McCann, represents a contribution to his Australian Superannuation fund as required by Australian law. For Mr. Ridley, represents contributions made on his behalf pursuant to the Canadian Registered Retirement Savings Plan.
(b)	The amounts shown in the “Dividends” column in the table above reflect dividends paid during 2014 on unvested restricted stock awards.
(c)	The amounts shown in the “Other” column in the table above for Mr. Dodson for 2016 include $1,200 in imputed income attributable to term life insurance benefits and $70,011 in Canadian taxes paid by Civeo in relation to his Dual Employment contract. The amounts in the “Other” column for Mr. Steininger for 2016 include $25,517 in Canadian taxes paid by Civeo on his behalf in relation to his Dual Employment contract and $963 in imputed income attributable to term life insurance benefits. The amount in “Other” for Mr. McCann is attributable to his Free Cash Flow program payment. The amount in “Other” for Mr. Schoening is attributable to his Free Cash Flow program payment. The amounts in “Other” compensation for Mr. Ridley include payments for severance comprised of one times his annual base salary of $339,795, payment of annualized full target AICP of $169,898, $139,105 for long-term incentive awards that vested during the severance notice period, $8,495 for payment toward his non-qualified retirement plan and $16,657 in pay in lieu of accrued but unused vacation as per his Executive Agreement. Also included for Mr. Ridley was $396 for BC Family Medical insurance premiums and a payment of $1,374 as part of the 2015 Free Cash Flow program. The Free Cash Flow payments were made pursuant to the Free Cash Flow program described under “Compensation Program Components—Free Cash Flow Program.”
(8)	Mr. Ridley was awarded a one-time bonus of $94,575, subject to completion of Civeo’s audited consolidated financial statements as of and for the year ended December 31, 2015. The bonus payment was made in February 2016.

Messrs. Dodson, Steininger, and McCann are parties to Executive Agreements, none of which are considered a long-term employment agreement. For a description of these agreements, see “Compensation Discussion and Analysis—Executive and Change of Control Agreements.” The compensation amounts described in the preceding table were determined as described under “Compensation Discussion and Analysis—Compensation Program Components.” The material terms of the awards reported in the Grants of Plan Based Awards Table below are described in the “Compensation Discussion and Analysis—Compensation Program Components—Short-Term Incentive Plan” and “—Long-Term Incentive Plan.”

GRANTS OF PLAN BASED AWARDS FOR 2016

The following table provides information about equity and non-equity awards granted to our named executive officers in 2016. The table includes the following: (1) the grant date for each award; (2) the estimated future payouts under the non-equity incentive plan, which is discussed in “Compensation Discussion and Analysis—Compensation Program Components—Short-Term Incentive Plan”; (3) the number of performance shares, restricted shares and phantom share awards pursuant the EPP; and (4) the fair value of each equity award computed in accordance with FASB ASC Topic 718—Stock Compensation as of the grant date for such award.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Bradley J. Dodson	AICP		$0	$517,500	$1,035,000
	2014 Plan	2/23/2016				277,778	$250,000
	2014 Plan	2/23/2016				277,778	$250,000
	2014 Plan	2/23/2016				555,556	$1,766,668

Frank C. Steininger	AICP		$0	$240,000	$480,000
	2014 Plan	2/23/2016				194,444	$175,000
	2014 Plan	2/23/2016				194,445	$175,001
	2014 Plan	2/23/2016				388,889	$1,236,667

Peter L. McCann(4)	AICP		$0	$203,085	$406,170
	2014 Plan	2/23/2016				231,934	$208,741
	2014 Plan	2/23/2016				231,933	$737,547

Allan D. Schoening(5)	AICP		$0	$122,704	$245,408
	2014 Plan	2/23/2016				208,334	$187,501
	2014 Plan	2/23/2016				208,333	$662,499

Michael L. Ridley(6)	AICP		$0	$169,898	$339,796
	2014 Plan	2/23/2016				269,500	$242,550
	2014 Plan	2/23/2016				269,500	$857,010

(1)	The amounts shown in the columns “Target” and “Maximum” reflect the target and overachievement levels of bonus payable under the AICP (see discussion in “Compensation Discussion and Analysis—Compensation Program Components—Short-Term Incentive Plan”), which is based on an executive’s base salary paid during the year multiplied by the executive’s applicable bonus percentage for that level. The base salary used in this table is the base salary in effect as of December 31, 2016; however, actual awards are calculated based on a participant’s eligible AICP earnings paid in the year. Performance results at or below the threshold level percentage of performance targets established under the AICP will result in no payments being made under the AICP.

(2)	The following tables summarizes the types of awards included in the amounts shown in “All Other Stock Awards” column:

Type of Award	Vesting Details	Bradley J. Dodson	Frank C. Steininger	Peter L. McCann	Allan D. Schoening	Michael L. Ridley
Restricted Stock Units	Vest annually at a rate of one-third per year on each of the first three anniversaries of the grant date	277,778	194,444	—	—	—
Phantom Share Awards	Vest annually at a rate of one-third per year on each of the first three anniversaries of the grant date	277,778	194,445	—	208,334	269,500
Performance Share Awards	Vest on the third anniversary of the grant date, subject to the achievement of performance metrics	555,556	388,889	231,933	208,333	269,500
Deferred Share Awards	Vest annually at a rate of one-third per year on each of the first three anniversaries of the grant date	—	—	231,934	—	—

(3)	This column shows the full grant date fair value of performance share awards, restricted share awards, phantom share awards and deferred share awards computed under FASB ASC Topic 718—Stock Compensation and granted to the named executive officers during 2015. Generally, the full grant date fair value is the amount that Civeo would expense in its financial statements over the vesting schedule of the awards. For purposes of the performance share awards, shareholder approval to grant these awards was obtained on May 12, 2016. Accordingly, the fair value of the awards of $3.18 was calculated as of May 12, 2016 using a Monte Carlo simulation pricing model. See Note 15 to Civeo’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2016 for additional detail regarding assumptions underlying the value of these awards.
(4)	Mr. McCann’s AICP award amounts were made in Australian dollars and are reflected in this table in U.S. dollars using an average exchange rate for 2016 of $0.7439 U.S. dollar per Australian dollar.
(5)	Mr. Schoening’s AICP award amounts were made in Canadian dollars and are reflected in this table in U.S. dollars using an average exchange rate for 2016 of $0.7551.
(6)	Mr. Ridley’s AICP award amounts were made in Canadian dollars and are reflected in this table in U.S. dollars using an average exchange rate for 2016 of $0.7551 U.S. dollar per Canadian dollar.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR END

The following table provides information on the holdings of options and share awards by our named executive officers as of December 31, 2016. This table includes unexercised and unvested option awards and unvested share awards. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or share award grant date or other factors, as discussed. Accelerated vesting provisions applicable to the outstanding awards are described below under “—Potential Payments upon Termination or Change in Control.” The market value of the share awards is based on the closing market price of Civeo’s common shares as of December 30, 2016, which was $2.20.

	Share Awards			Performance Awards			Option Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Bradley J. Dodson	6,314	(4)	$13,891	555,556	(17)	$1,222,223	13,777	(1)	0	(1)	$16.43	2/17/2021
	12,629	(6)	$27,784				22,961	(2)	0	(2)	$18.43	2/16/2022
	13,154	(7)	$28,939				13,777	(3)	4,592	(3)	$17.48	2/19/2023
	119,460	(8)	$262,812				9,185	(5)	9,184	(5)	$21.87	2/19/2024
	119,460	(9)	$262,812
	277,778	(15)	$611,112
	277,778	(16)	$611,112

Frank C. Steininger	17,347	(7)	$38,163	388,889	(17)	$855,556
	72,714	(8)	$159,971
	72,714	(9)	$159,971
	194,444	(15)	$427,777
	194,445	(16)	$427,779

Peter L. McCann	6,888	(11)	$15,154	231,933	(17)	$510,253
	16,073	(6)	$35,361
	99,036	(8)	$217,879
	231,934	(14)	$510,255

Allan D. Schoening	5,664	(10)	$12,461	208,333	(17)	$458,333
	1,446	(12)	$3,181
	69,253	(13)	$152,357
	208,334	(16)	$458,335

(1)	Option award of February 17, 2011 that was fully vested at December 31, 2016.
(2)	Option award of February 16, 2012 that was fully vested at December 31, 2016.
(3)	Option award of February 19, 2013 that vested at the rate of 25% per year, and became fully vested on February 19, 2017.
(4)	Option award of February 19, 2014 that vests at the rate of 25% per year, with vesting dates of February 19, 2015, February 19, 2016, February 19, 2017 and February 19, 2018.
(5)	Restricted or deferred share award of February 19, 2013 that vested at the rate of 25% per year, and became fully vested on February 19, 2017.
(6)	Restricted or deferred share award of February 19, 2014 that vests at the rate of 25% per year, with vesting dates of February 19, 2015, February 19, 2016, February 19, 2017 and February 19, 2018.
(7)	Restricted share award of May 30, 2014 that vests at the rate of 25% per year, with vesting dates of May 30, 2015, May 30, 2016, May 30, 2017 and May 30, 2018.
(8)	Restricted share award or deferred share award of February 11, 2015 that vests at the rate of 25% per year, with vesting dates of February 11, 2016, February 11, 2017, February 11, 2018 and February 11, 2019.
(9)	Phantom share units award of February 11, 2015 that vests at the rate of 25% per year, with vesting dates of February 11, 2016, February 11, 2017, February 11, 2018, and February 11, 2019.

(10)	Phantom share units award of February 19, 2014 that vests at the rate of 33.33% per year, with vesting dates of February 19, 2015, February 19, 2016, and February 19, 2017.
(11)	Deferred share award of February 19, 2013 that vests at the rate of 25% per year, with vesting dates of February 19, 2014, February 19, 2015, February 19, 2016, February 19, 2017.
(12)	Phantom share units award of May 30, 2014 that vests at the rate of 33.33% per year, with vesting dates of May 30, 2015, May 30, 2016, and May 30, 2017.
(13)	Phantom share units award of February 11, 2015 that vests at the rate of 33.33% per year, with vesting dates of February 11, 2016, February 11, 2017, and February 11, 2018.
(14)	Deferred share award of February 23, 2016 that vests at the rate of 33.33% per year, with vesting dates of February 23, 2017, February 23, 2018, and February 23, 2019.
(15)	Restricted stock unit award of February 23, 2016 that vests at the rate of 33.33% per year, with vesting dates of February 23, 2017, February 23, 2018, and February 23, 2019.
(16)	Phantom share units award of February 23, 2016 that vests at the rate of 33.33% per year, with vesting dates of February 23, 2017, February 23, 2018, and February 23, 2019.
(17)	Performance share award of February 23, 2016 that vests on February 23, 2019.

OPTIONS EXERCISED AND SHARES VESTED

The following table provides information for our named executive officers for the period from January 1, 2016 to December 31, 2016 regarding the number of our common shares acquired upon the vesting of share awards and the value realized, each before payment of any applicable withholding tax. Reported values for the stock awards were calculated based on the number of share awards vesting multiplied by closing share price on the date of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Pre-tax Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Pre-tax Value Realized on Vesting ($)
Bradley J. Dodson	—	—	110,692	$102,272
Frank C. Steininger	—	—	32,912	$37,222
Peter L. McCann	—	—	55,974	$50,629
Allan D. Schoening	—	—	—	—
Michael L. Ridley	—	—	—	—

NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan and Canadian Non-Registered Savings Plan

Civeo maintained a non-qualified Deferred Compensation Plan that permitted our directors and eligible U.S. employees to elect to defer all or a part of their cash compensation (base and/or incentive pay) from Civeo until the termination of their status as a director or employee or a change of control. In Canada, Civeo maintains a similar style of plan in which Mr. Ridley and Mr. Schoening were participants. See “Compensation Discussion and Analysis—Compensation Plan Components—Deferred Compensation Plan” for details about these plans. Mr. McCann has not participated in a similar plan. Mr. Steininger did not participate in Civeo’s Deferred Compensation Plan.

The investment alternatives available to executives and directors under the Deferred Compensation Plan during 2016 were the same mutual funds available to all employees under Civeo’s 401(k) Retirement Plan. Selection of these funds was at the discretion of the executive. Payout terms, withdrawals and other distributions were made at the discretion of the executive subject to corresponding plan terms and conditions.

In October 2016, as a consequence of low participation by eligible employees, the Board approved the termination of the Deferred Compensation Plan. Assets of the Plan are held in a rabbi trust and are under the administration of a third party. A distribution date of plan assets has not been determined but will occur within the 12- to 24-month period following date of plan termination as defined by the IRS.

Detailed below is 2016 activity in the Deferred Compensation Plan for Mr. Dodson and the similar Canadian plan for Mr. Ridley and Mr. Schoening.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Bradley J. Dodson	$52,342	$43,618	$104,751	—	$1,032,293
Allan D. Schoening	$12,869	$9,074	$2,621	—	$35,854
Michael L. Ridley	$21,828	$16,611	$2,666	—	$42,735

(1)	All contribution amounts for the last fiscal year reported in this table are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported for 2016 in the Summary Compensation Table for 2016.
(2)	The $43,618 reported for Mr. Dodson in this column is also included for 2016 in the “All Other Compensation” column of the Summary Compensation Table for 2016.
(3)	This column represents net unrealized appreciation, loss, dividends and distributions for Mr. Dodson for mutual fund investments for 2016 associated with investments held in the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The table below reflects the amount of compensation to Messrs. Dodson, Steininger and McCann in the event of a qualified termination, which is defined as (i) an involuntary termination of the executive officer by Civeo other than for “Cause” or (ii) either an involuntary termination other than for “Cause” or a voluntary termination by the executive for “Good Reason,” in each case, during a specified period of time after a “Change of Control” of Civeo. The table below also reflects the amount of compensation to Mr. Schoening in the event of a qualified termination during a specified period time after a “Change of Control” (as defined in his Change of Control Agreement) of Civeo, as his Change of Control Agreement does not provide for any severance benefits on a termination prior to a Change of Control. The scope and terms of compensation due to each named executive officer upon voluntary terminations, early retirement, retirement, for “Cause” termination and in the event of disability or death of the executive are the same as for all salaried employees. The amounts shown in the table assume that such qualified termination was effective as of December 31, 2016 and, therefore, include compensation earned through such time and are estimates of the amounts which would be paid out to the executives upon their terminations. The actual amounts to be paid can only be determined at the time of such executive’s separation from Civeo. Due to his termination of employment in September 2016, no amounts are shown in the table below for Mr. Ridley. For a discussion of the terms of the Executive and Change of Control Agreements, see “Compensation Discussion and Analysis—Executive and Change of Control Agreements.”

For purposes of the Executive Agreements, “Cause” generally includes conviction of or guilty plea to a felony, dishonesty or breach of trust, commission of any act of theft, embezzlement or fraud regardless of criminal conviction, continued failure to devote substantially all of the executive’s business time to our affairs or unauthorized disclosure of our confidential information. “Good Reason” includes material reduction in the executive’s authorities, duties or responsibilities, material reduction in the executive’s compensation and benefits, failure of a successor to assume the agreement or a relocation of executive’s principal place of employment more than 50 miles from its previous location.

“Change of Control” includes (i) any person acquiring beneficial ownership of 35% or more of the combined voting power of our capital stock, (ii) turnover of a majority of the Board unless such turnover is approved by incumbent directors, (iii) any merger unless our shareholders own at least 50% of the combined voting power of the surviving parent company’s capital stock following the merger, (iv) shareholder approval of a complete liquidation or (v) sale of all or substantially all of our assets.

Equity Awards

Civeo’s option agreements provide that, in the event of an employee’s disability, retirement or death, outstanding unvested options will become fully vested and will be exercisable for a period of one year following the employee’s date of termination due to disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), retirement (on or after attainment of age 65 or, with the Civeo Compensation Committee’s express written consent, on or after the age of 55) or death. Civeo restricted share award agreements provide that restricted share awards would become fully vested on (i) the date a Change of Control occurs or (ii) the termination of an employee’s employment due to his death or a disability that entitles the employee to receive benefits under a long term disability plan of Civeo. All outstanding awards would fully vest following a Change of Control where such awards are not assumed or converted following Change of Control. Civeo’s performance share awards granted beginning in 2016 provide that in the event a Change of Control occurs prior to the end of a performance period, the payout percentage will be determined by the Compensation Committee as if the date of Change of Control is the last day of the performance period. In determining payout percentage, the performance metric to be applied will be absolute rank which is attained through the date of Change of Control. Payout of performance awards will be made following the completion of the performance period subject to the executive’s continued employment through the end of the performance period. Should, however, the executive’s employment be terminated (1) by Civeo without Cause (as defined above) or by the executive for Good Reason (as defined above) or (2) as a result of the executive’s death or disability, in either case following a Change of Control

(as defined above) and prior to the payout of performance share awards, the executive is entitled to payout of the performance share awards under the terms provided within the performance share award program.

Quantification of Payments

Shown in the table below are potential payments upon the assumed (A) involuntary not for Cause termination of Messrs. Dodson, Steininger or McCann employed by Civeo on December 31, 2016, other than during the 24-month period following a Change of Control, or (B) involuntary not for Cause termination or termination by the named executive officer for “Good Reason,” in either case, during the 24-month period (18-month period in the case of Mr. Schoening) following a Change of Control of Civeo, occurring as of December 31, 2016. None of Mr. Dodson’s potential payments as of December 31, 2016 would trigger a gross-up payment for excise taxes that would be reimbursed under his Executive Agreement.

	Bradley J. Dodson		Frank C. Steininger		Peter L. McCann
	A	B	A	B	A	B
Benefits and Payments due on Separation
Compensation:
Cash Severance	$1,092,500	$2,185,000	$640,000	$1,280,000	$515,523	$1,031,046
Stock Options(1)	—	—	—	—	—	—
Stock Awards(1)	$3,040,684	$3,040,684	$2,069,217	$2,069,217	$1,288,901	$1,288,901
Benefits & Perquisites:
Health & Welfare Benefits(2)	$7,774	$11,661	—	—	—	—
Outplacement Assistance(3)	$86,250	$86,250	$60,000	$60,000	$46,866	$46,866
Tax Gross -Up	—	—	—	—	—	—

	Allan D. Schoening
	A	B
Compensation:
Cash Severance	—	$552,168
Stock Options(1)	—	—
Stock Awards(1)	—	$1,084,666
Benefits & Perquisites:
Health & Welfare Benefits(2)	—	$4,181
Outplacement Assistance(3)	—	$36,811
Tax Gross -Up	—	—

(1)	Reflects the value of unvested options, restricted share awards and deferred share awards as of December 30, 2016 that would be accelerated as a result of the separation event based on Civeo’s share price of $2.20, which was the closing market price of Civeo’s common shares on December 30, 2016. For Performance Units, the payout is assumed at target level. Due to the exercise price for the unvested options that would become vested and exercisable on a Change of Control and the price of Civeo’s common shares as of December 30, 2016, the aggregate value of such stock options would be zero. In addition, the amounts reported in the “Stock Awards” row would be realized by the named executive officers in the event of the occurrence of a Change of Control (without the occurrence of a qualified termination if the awards are not assumed by the successor in the change of control transaction) or upon the named executive officer’s death or disability, in each case, occurring on December 31, 2016. The treatment of Performance Share Awards during a Change of Control is described more fully under “Compensation Program Components—Performance Share Award Program.”

(2)	Reflects the estimated lump-sum present value of all future premiums which would be paid on behalf of the named executive officer under Civeo’s health and welfare benefit plans for the applicable continuation period specified in both Executive and Change of Control Agreements.
(3)	Reflects the maximum amount of outplacement assistance that would be provided for the named executive officer pursuant to the Executive Agreement.

Ridley Separation

Mr. Ridley’s employment with Civeo was terminated in September 2016. In connection with the termination, Civeo agreed to provide certain severance benefits to Mr. Ridley, including Canadian dollar denominated payments for severance comprised of one times his annual base salary of $339,795, payment of annualized full target AICP of $169,898, $139,105 for vested long-term incentive awards, $8,495 for payment toward his non-qualified retirement plan and $16,657 in pay in lieu of accrued but unused vacation as per his Executive Agreement. Also included for Mr. Ridley was $396 for BC Family Medical insurance premiums and a payment of $1,374 as part of the 2015 Free Cash Flow program. All entitlements to unvested long-term incentive and performance share awards were forfeited on termination. As Mr. Ridley’s employment was terminated prior to the end of the year, no payment under the Civeo AICP linked to 2016 business results was paid to Mr. Ridley. Mr. Ridley withdrew the balance in his Canadian Non-Registered Savings Plan account upon his termination from Civeo.

DIRECTOR COMPENSATION

Our non-employee directors receive compensation for their services on the Board. Directors who are also our employees do not receive a retainer or fees for service on our Board or any committees. Accordingly, Mr. Dodson, a director of Civeo and Civeo’s President and Chief Executive Officer, does not receive director compensation. Directors who are not employees receive an annual retainer of $50,000 and fees of $2,000 for attendance at each Board or committee meeting. The non-employee director who serves as the Chairman of the Board receives an additional annual retainer of $75,000, which is paid quarterly 50% in cash and 50% in fully vested common shares, and each non-employee director who serves as the chairman of the Compensation Committee, the Nominating & Corporate Governance Committee or the Finance & Investment Committee receives an additional annual retainer of $10,000. The chairman of the Audit Committee receives an additional annual retainer of $17,500. Members of the Nominating & Corporate Governance Committee, the Compensation Committee and the Finance & Investment Committee, other than the Committee chairman, receive an additional annual retainer of $5,000 and members of the Audit Committee, other than the Committee chairman, receive an additional annual retainer of $10,000. All committee retainers are paid in cash. Newly elected non-employee directors receive restricted share awards valued at $125,000 after their initial election. In addition, non-employee directors who have served for at least six months receive additional restricted share awards valued at $125,000 at each annual shareholders’ meeting after which they continue to serve. The non-employee directors’ restricted share awards are valued on the award date based on the closing share price and vest on the earlier of one year from the date of grant or the next annual shareholders’ meeting date following the date of grant.

Non-employee directors are also subject to Civeo’s share ownership and holding period guidelines pursuant to which they are expected to retain restricted share awards remaining, after payment of applicable taxes, valued at five times the annual retainer amount, or $250,000, until retirement or until leaving the Board. Once the ownership guideline is established for a director and communicated, the director has five years to attain the targeted level of ownership. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board or committees and for other reasonable expenses related to the performance of their duties as directors, including attendance at pertinent continuing education programs and training.

The table below summarizes the compensation paid by Civeo to non-employee directors for the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Share Awards(1)	Total
Douglas E. Swanson	$124,500	$162,501	$287,001
C. Ronald Blankenship	$99,000	$125,000	$224,000
Martin A. Lambert	$99,000	$125,000	$224,000
Constance B. Moore	$113,000	$125,000	$238,000
Richard A. Navarre	$110,500	$125,000	$235,500
Charles Szalkowski	$118,000	$125,000	$243,000

(1)	The amounts in the “Share Awards” column reflect the aggregate grant date fair value of restricted share awards granted in 2016 calculated in accordance with FASB ASC Topic 718—Stock Compensation. Please see Note 15 to the notes to consolidated financial statements included in Item 8 of Civeo’s Annual Report on Form 10-K for the year ended December 31, 2016 for information regarding the assumptions relied upon for this calculation. Pursuant to FASB ASC Topic 718—Stock Compensation, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our future accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the directors. Mr. Swanson’s share award total includes $37,500 of Civeo common shares as part of his fees as Chairman of the Board, which vested on the grant date.

As of December 31, 2016, the aggregate number of unvested restricted share awards and the aggregate number of shares outstanding underlying option awards held by non-employee directors are as follows:

Name	Share Awards	Option Awards
Douglas E. Swanson	66,845	—
C. Ronald Blankenship	66,845	—
Martin A. Lambert	66,845	—
Constance B. Moore	66,845	—
Richard A. Navarre	66,845	—
Charles Szalkowski	66,845	—

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

This section discusses transactions and relationships with related persons during the past three fiscal years. As a subsidiary of Oil States prior to the spin-off in May 2014, we engaged in related-party transactions with Oil States. Those transactions are described in more detail in Note 17—Related Party Transactions to the notes to consolidated financial statements in Item 8 of Civeo’s Annual Report on Form 10-K for the year ended December 31, 2016.

Our board of directors has adopted procedures for approving related-party transactions. We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related-party transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to us or a related person will be disclosed in filings we make with the SEC when required, including disclosure in our proxy statements.

Our Code of Conduct prohibits conflicts of interest. Any waivers of these guidelines must be approved by the Nominating & Corporate Governance Committee of our board of directors or by our full board of directors. Our prohibition on conflicts of interest under the Code of Conduct extends to related-party transactions. Under the Code of Conduct, conflicts of interest occur when private, commercial or financial interests prevent a director or employee from fulfilling his or her duties to Civeo.

We have multiple internal processes for reporting conflicts of interest, including related-party transactions. For example, under the Code of Conduct, all employees are required to report any conflict of interest to their supervisors. Any transaction involving related parties must be reported in writing by our division executives as part of their quarterly representation letters. This information will then be reviewed by disinterested members of our Nominating & Corporate Governance Committee, our board of directors or our independent registered public accounting firm, as deemed appropriate, and discussed with management. As part of this review, the following factors will generally be considered:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of the transaction;

•	the importance of the transaction to the related party;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in Civeo’s best interest;

•	whether the transaction might affect the status of a director as independent under the independence standards of the NYSE; and

•	any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all material related-party transactions must be approved or ratified by the Nominating & Corporate Governance Committee of our board of directors. Any member of the Nominating & Corporate Governance Committee who is a related party with respect to a transaction would be recused from the review of the transaction.

In addition, we annually distribute a questionnaire to our executive officers and members of our board of directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct.

We also have other policies and procedures to prevent conflicts of interest, including related-party transactions. For example, the charter of our Nominating & Governance Committee requires that the members of such committee assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “Management—Director Independence.”

To establish restrictions with regard to corporate participation in the political system as imposed by law, the following guidelines are contained in our Code of Conduct:

•	None of Civeo’s funds, assets or services will be used for political contributions, directly or indirectly, unless allowed by applicable foreign and U.S. law and approved in advance by our board of directors.

•	Any contributions by Civeo to support or oppose public referenda or similar ballot issues are only permitted with advance approval of our board of directors.

•	Employees, if eligible under applicable foreign and U.S. law, may make political contributions through legally established Civeo-sponsored-and-approved political support funds. Any such personal contribution is not a deductible expense for federal or other applicable income tax purposes and is not eligible for reimbursement by Civeo as a business expense. To the extent permitted by law, Civeo’s resources may be used to establish and administer a political action committee or separate segregated fund. All proposed activities shall be submitted for the review of, and approval by, the board of directors prior to their implementation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Civeo’s officers, directors and persons who own more than 10% of Civeo’s outstanding common shares (collectively, “Section 16 Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Civeo’s common shares. Section 16 Reporting Persons are required by SEC regulations to furnish Civeo with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it, and written representations from certain Section 16 Reporting Persons that all Section 16(a) reports required to be filed for such persons had been filed, Civeo believes that during 2016 the Section 16 Reporting Persons complied with all Section 16(a) filing requirements applicable to them on a timely basis, except that (i) Bradley J. Dodson, President and Chief Executive Officer, inadvertently failed to timely report the annual grant of 277,778 shares of restricted common share units, (ii) Frank Steininger, Senior Vice President, Chief Financial Officer and Treasurer, inadvertently failed to timely report the annual grant of 194,444 shares of restricted common share units, (iii) Allan D. Schoening, Senior Vice President, Human Resources / Health, Safety and Environment, inadvertently failed to timely report the annual vesting of 9,491 shares of phantom shares and (iv) Carolyn J. Stone, Vice President, Controller and Corporate Secretary, inadvertently failed to timely report the annual grant of 156,250 shares of restricted common share units.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information known to Civeo with respect to the beneficial ownership of Civeo’s shares as of March 22, 2017 by:

•	each shareholder known by Civeo to own more than 5% of Civeo’s outstanding shares;

•	each of Civeo’s current directors;

•	each of Civeo’s named executive officers; and

•	all of Civeo’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Civeo that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 22, 2017 are considered outstanding. These shares, however, are not considered outstanding as of March 22, 2017 when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares indicated.

	Beneficial Ownership
Name and Address of Beneficial Owners(1)	Common Shares	Percentage(2)
FMR LLC(3)	12,637,939	9.6%
245 Summer Street Boston, Massachusetts 02210
Centerbridge Credit Partners, L.P. and affiliates(6)	8,938,710	6.8%
375 Park Avenue 12th Floor New York, NY 10152
Renaissance Technologies LLC(4)	6,701,000	5.1%
800 Third Avenue New York, NY 10022
Douglas E. Swanson	247,537	*
Bradley J. Dodson(7)	670,261	*
Frank C. Steininger	341,141	*
Peter McCann	83,682	*
Allan Schoening	—	*
C. Ronald Blankenship	94,193	*
Martin A. Lambert	127,065	*
Constance B. Moore	105,508	*
Richard A. Navarre	94,688	*
Charles Szalkowski	94,688	*
Timothy O. Wall	47,529	*
All current directors and executive officers as a group (13 persons)(7)	1,906,292	1.4%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002.
(2)	Based on total shares outstanding of 132,005,624 as of March 22, 2017.

(3)	Based on a Schedule 13G/A filed pursuant to the Exchange Act on February 14, 2017, FMR LLC has beneficial ownership of 12,637,939 shares, the sole power to vote or direct the vote of 1,205,300 shares, and the sole power to dispose or direct the disposition of 12,637,939 shares. The Schedule 13G/A identifies FMR LLC as a parent holding company and identifies the relevant subsidiary of FMR LLC beneficially owning the shares being reported in the Schedule 13G/A as FMR Co., Inc. The Schedule 13G/A further reports: (i) FMR Co., Inc. is the beneficial owner of 5% or greater of the Common Stock outstanding; (ii) Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC; (iii) members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of the voting equity of FMR LLC; (iv) the Johnson family group and other equity owners of FMR LLC have entered into a voting agreement; (v) through their ownership of voting equity and the execution of the voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC; (vi) neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ boards of trustees; and (vii) Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ boards of trustees. The Schedule 13G/A disclaims reporting on shares, if any, beneficially owned by certain subsidiaries, affiliates or other companies whose beneficial ownership of shares is disaggregated from that of FMR LLC in accordance with SEC Release No. 34-39538 (January 12, 1998).
(4)	Based on a Schedule 13G filed pursuant to the Exchange Act on February 14, 2017, Renaissance Technologies LLC (“RT LLC”) and Renaissance Technologies Holdings Corporation, which owns a majority interest in RT LLC, have beneficial ownership of 6,701,000 shares, the sole power to vote or direct the vote of 6,653,815 shares, the sole power to dispose or direct the disposition of 6,694,891 shares and the shared power to dispose or direct the disposition of 6,109 shares.
(5)	Based on a Schedule 13G filed pursuant to the Exchange Act on February 10, 2017, Prescott Group Capital Management, L.L.C. (“Prescott Capital”), beneficially owns 5,916,275 shares, with sole voting power and sole dispositive power over all those shares. The Schedule 13G further reports the relevant fund entities, as to which Prescott Capital serves as the general partner, as Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. and reports that these fund entities, through their ability to direct the vote and disposition of shares in a master fund, have beneficial ownership of 5,872,275 shares (of the 5,916,275 shares reported as beneficially owned by Prescott Capital), with shared voting power and dispositive power over all those shares. The Schedule 13G further reports that Mr. Phil Frohlich, as the principal of Prescott Capital, may direct the vote and disposition of the shares beneficially owned by Prescott Capital and him individually. Accordingly, the Schedule 13G reports that Mr. Frohlich has beneficial ownership of 5,926,301 shares, with sole voting power and sole dispositive power over all those shares.
(6)	Based on a Schedule 13G/A filed pursuant to the Exchange Act on February 9, 2017, Centerbridge Credit Partners, L.P. and Centerbridge Credit Partners General Partner, L.P. have shared voting and shared dispositive power over 3,030,084 shares; Centerbridge Credit Partners Master, L.P. and Centerbridge Credit Partners Offshore General Partner, L.P. have shared voting and shared dispositive power over 5,437,232 shares; Centerbridge Credit Cayman GP Ltd. has shared voting and shared dispositive power over 8,467,316 shares; Centerbridge Special Credit Partners III, L.P. and CSCP III Cayman GP Ltd. have shared voting and share dispositive power over 471,394 shares; and Mark T. Gallogly and Jeffrey H. Aronson have shared voting and shared dispositive power over 8,938,710 shares.
(7)	Includes shares that may be acquired within 60 days of March 22, 2017 through the exercise of options to purchase shares as follows: Bradley Dodson – 73,476; all current directors and executive officers as a group – 73,476.

RATIFICATION OF AUDITORS

(Proposal 2)

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to audit the consolidated financial statements of Civeo for the year ending December 31, 2017 and the internal control over financial reporting of Civeo at December 31, 2017. E&Y has audited Civeo’s, or its predecessor’s, as applicable, consolidated financial statements beginning with the year ended December 31, 2010 through the year ended December 31, 2016. Our board of directors is asking shareholders to ratify the appointment of E&Y as Civeo’s auditor and independent registered public accounting firm for the year ending December 31, 2017 and until the next annual general meeting of shareholders and to authorize the directors to determine the remuneration to be paid to E&Y for 2017. If the appointment is not ratified, it is not anticipated that E&Y will be replaced in 2017. The Audit Committee will, however, consider whether it is appropriate to appoint another independent registered public accounting firm for 2018. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year.

Audit Fee Disclosure

The following table shows the aggregate fees billed by and paid to E&Y for 2016 and 2015 (in thousands):

	2016	2015
Audit Fees	$1,844	$2,651
Audit-Related Fees	—	—
Tax Fees	29	81
All Other Fees	2	2

Total	$1,875	$2,734

Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with accounting consultations billed as audit services, the standards of the Public Company Accounting Oversight Board (the “PCAOB”). Audit fees were lower in 2016 than in 2015 primarily as a result of the following items: (1) during 2015, incremental audit work was required as a result of Civeo’s redomiciliation to Canada, and (2) during 2015, incremental audit work resulting from the significant effect of the macroeconomic environment on commodity prices, which impacted Civeo and its customers.

Audit-Related Fees. Fees for audit-related services are fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported above under “Audit Fees” and principally include due diligence in connection with acquisitions and accounting consultations and audits in connections with acquisitions, and internal control reviews.

Tax Fees. Tax fees include professional services provided for tax compliance, tax advice and tax planning, except those rendered in connection with the audit.

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for Civeo by the independent auditors in order to ensure that the provision of such services does not impair the independent auditor’s independence. The

Audit Committee adopted the Audit Committee Pre-Approval Policy, effective as of May 5, 2014, pursuant to which the Audit Committee has granted general pre-approval of the specified audit, audit-related, tax and other services. The pre-approval policy provides that the Audit Committee must be promptly informed of the provision of any pre-approved services. Services to be provided by the independent auditor that have not received general pre-approval as set forth in the pre-approval policy require specific pre-approval by the Audit Committee and must be submitted to the Audit Committee by the Chief Financial Officer or the Vice President, Controller and Corporate Secretary. Any such submission must include a statement as to whether, in such officer’s view, the request or application is consistent with maintaining the independence of the independent auditor in accordance with the SEC’s rules on auditor independence. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors. All services rendered by E&Y in 2016 and 2015 were subject to our pre-approval policy. None of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC. Civeo has not agreed to indemnify E&Y in connection with any of their work, except for limited indemnification for certain tax compliance and advisory engagements. Civeo has a policy that the hiring of any alumni of Civeo’s independent accounting firm must be pre-approved by either the Chief Financial Officer or the Vice President, Controller and Corporate Secretary to ensure compliance with independence regulations.

Representatives of E&Y are expected to be present at the annual general meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of E&Y will also be available to answer questions and discuss matters pertaining to the Reports of Independent Registered Public Accounting Firm contained in the financial statements in the Form 10-K filed with the SEC on February 23, 2017.

The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm. In accordance with SEC rules and E&Y’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. We select Civeo’s lead audit partner pursuant to this rotation policy following meetings between the Chairman of the Audit Committee and candidates for that role, as well as discussion by the full Committee and with management. The members of the Audit Committee believe that the continued retention of E&Y to serve as Civeo’s independent registered public accounting firm is in the best interests of Civeo and its shareholders.

The board of directors recommends that shareholders vote “FOR” the ratification of the appointment of E&Y as Civeo’s auditor and independent registered public accounting firm for the year ending December 31, 2017 and until the next annual general meeting of shareholders and the authorization of the directors of Civeo to determine the remuneration to be paid to E&Y for 2017. The persons named in the accompanying proxy intend to vote such proxy in favor of this proposal, unless authority to vote for this proposal is withheld.

Audit Committee Report

The board of directors appointed the undersigned independent directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the board of directors on its adequacy in light of applicable NYSE rules. In addition, Civeo furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial expertise of the Audit Committee and the adequacy of the committee charter.

During 2016, and earlier in 2017 in preparation for the filing with the SEC of Civeo’s Form 10-K for the year ended December 31, 2016, the Audit Committee:

•	reviewed and discussed (1) the audited annual financial statements and quarterly financial statements, (2) related periodic reports filed with the SEC and (3) quarterly earnings press releases with management and Civeo’s independent registered public accounting firm;

•	reviewed the overall scope and plans for the audit and the results of the independent registered public accounting firm’s examinations;

•	met with management periodically during the year to consider the adequacy of Civeo’s internal controls, including Civeo’s internal control over financial reporting and the quality of its financial reporting, and discussed these matters with Civeo’s independent registered public accounting firm and with appropriate Company financial and compliance personnel;

•	discussed with Civeo’s senior management and E&Y, Civeo’s independent registered public accounting firm, the process used for Civeo’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•	reviewed and discussed with E&Y (1) their judgments as to the quality (and not just the acceptability) of Civeo’s accounting policies, (2) the written communication required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (3) the independent registered public accounting firm’s independence, and (4) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, “Communication with Audit Committees”;

•	based on these reviews and discussions, as well as private discussions with E&Y and Civeo’s internal auditor, recommended to the board of directors the inclusion of the audited financial statements of Civeo and its subsidiaries in the Form 10-K for the year ended December 31, 2016; and

•	determined that the non-audit services provided to Civeo by E&Y (discussed above under the Proposal to Ratify the Selection of Independent Registered Public Accounting Firm (Proposal 2)), are compatible with maintaining the independence of the independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed above under Proposal 2.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that Civeo’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for Civeo’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of Civeo or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that Civeo’s internal control over financial reporting was effective as of December 31, 2016 and on the representations of the independent auditors included in their report on Civeo’s financial statements.

The Audit Committee met regularly with management, E&Y and the internal auditors, including private discussions with E&Y and Civeo’s internal auditors and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by Civeo regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by Civeo’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and E&Y do not assure that Civeo’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of Civeo’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Civeo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Respectfully submitted,

Richard A. Navarre, Chairperson

Constance B. Moore

Charles Szalkowski

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal 3)

We are asking that you vote for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, commonly referred to as a “Say-on-Pay” proposal. As approved by our stockholders at the 2015 annual meeting, consistent with our Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.

Section 14A of the Exchange Act requires us to provide an advisory shareholder vote to approve the compensation of our named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement, including under “Compensation Discussion and Analysis” and “Executive Compensation.”

As discussed in greater detail in the Compensation Discussion and Analysis section of this proxy statement, Civeo’s philosophy regarding its executive compensation programs for named executive officers is to provide a comprehensive and competitive total compensation program with the following objectives:

•	To attract, motivate, reward and retain executives with the experience and talent to achieve short-term goals and objectives and successfully execute longer-term strategic plans;

•	To reinforce the linkage between individual performance of executives and business results;

•	To align the interests of executives with the long-term interests of our shareholders; and

•	To ensure compensation neither promotes overly conservative actions nor excessive risk taking.

We believe that the compensation program design and policies contribute to achievement of our objectives.

For the reasons expressed above, the Compensation Committee and the board of directors believe that these policies and practices are aligned with the interests of our shareholders and reward our executives for performance.

We are therefore requesting your nonbinding vote on the following resolution:

“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation of Civeo’s named executive officers as disclosed in Civeo’s proxy statement for its 2017 annual general meeting of shareholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion.”

As an advisory resolution, our shareholders’ vote on this proposal is not binding on the board of directors or us. The board of directors could, if it concluded it was in our best interests to do so, choose not to follow or address the outcome of the advisory resolution. Decisions regarding the compensation and benefits of our named executive officers remain with our board of directors and the Compensation Committee. We expect, however, that the Compensation Committee will review the voting results on this proposal and give consideration to the outcome when making future decisions regarding compensation of our named executive officers.

Civeo’s board of directors recommends a vote “FOR” the adoption, on a non-binding, advisory basis, of the resolution approving the compensation of our named executive officers. The persons named in the accompanying proxy intend to vote such proxy FOR the approval of this proposal, unless a contrary choice or abstention is set forth therein or unless such proxy is subject to a broker non-vote with respect to this proposal.

FUTURE SHAREHOLDER PROPOSALS

To be included in the proxy materials for the 2018 annual general meeting of shareholders, shareholder proposals that are submitted for presentation at that annual general meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 11, 2017. Proxies granted in connection with that annual general meeting may confer discretionary authority to vote on any shareholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our articles discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

Our articles provide the manner in which shareholders may give notice of business and director nominations to be brought before an annual general meeting. In order for an item to be properly brought before the meeting by a shareholder, the shareholder must be a holder of record at the time of the giving of notice, must be entitled to vote at the annual general meeting and must comply with the procedures below. The item to be brought before the meeting must be a proper subject for shareholder action (in the case of business other than nominations), and the shareholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to the Civeo corporate secretary at the principal executive offices of Civeo not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual general meeting. Accordingly, for the 2018 annual general meeting of shareholders, notice will have to be received by us no later than January 11, 2018. If, however, the date of the annual general meeting is more than 30 calendar days before or more than 30 calendar days after the anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual general meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by Civeo. The notice must set forth the information required by the provisions of our articles dealing with shareholder proposals and nominations of directors. All notices should be directed to our Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a shareholder using this process. If we choose not to include such a nominee, the shareholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

The advance notice provision deadlines set forth above are applicable other than pursuant to a requisition of a meeting made pursuant to the provisions of the British Columbia Business Corporations Act.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statements wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, TX 77002, (713) 510-2400. We will deliver, promptly upon written or oral request to the general counsel, a separate copy of this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 without charge from our Corporate Secretary by sending a written request to Carolyn J. Stone, Vice President, Controller and Corporate Secretary, Civeo Corporation, Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, (713) 510-2400, or you may access our Annual Report on Form 10-K for the year ended December 31, 2016 from our website at www.civeo.com.

8th Floor, 100 University Avenue Toronto, Ontario M5J 2YI www.computershare.com SAM SAMPLE 123 SAMPLES STREET
SAMPLETOWN SS X9X X9X CANADA VEOQ Security Class COMMON SHARES Holder Account Number C9999999999 IND
Form of Proxy—Annual General Meeting to be held on May 11, 2017 This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or other entity or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against or will abstain from voting on each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management.
Proxies submitted must be received by 9:00 AM (Central Time) on May 9, 2017. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK! To Vote Using the Telephone Call the number listed BELOW from a touch tone telephone.
1-866-732-VOTE (8683) Toll Free To Vote Using the Internet Go to the following web site: www.investorvote.com Smartphone?
Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER 23456 78901 23456 ———- Fold ———- Fold VEOQ_PRX_247687/000001/000001/i

*S000001Q01* 000001 C9999999999 *C9999999999* *C9999999999* IND SAM SAMPLE ———- Fold ———- Fold C01
Appointment of Proxyholder I/We being holder(s) of Civeo Corporation hereby appoint: Bradley J. Dodson, or failing him, Frank C. Steininger, OR Print the name of the person you are appointing if this person is someone other than Bradley J. Dodson. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Civeo Corporation to be held at the Doubletree Houston, 400 Dallas Street, Houston, Texas 77002, on May 11, 2017 at 9:00 AM (Central Time) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors 01. Bradley J. Dodson For Withhold 02. Timothy O. Wall For Withhold 2. Appointment of Auditors To ratify the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for the year ending December 31, 2017 and until the next annual general meeting of shareholders and to authorize the directors of Civeo to determine the remuneration to be paid to Ernst & Young LLP for 2017. For Withhold 3. Advisory Vote to Approve Executive Compensation To approve, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement, commonly referred to as a “Say-on-Pay” proposal.
For Against Abstain Authorized Signature(s)—This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors. Signature(s) Date V E O Q 2 4 7 6 8 7 1 P I Z A R 0 9 9 9 9 9

8th Floor, 100 University Avenue Toronto, Ontario M5J 2YI www.computershare.com SAM SAMPLE 123 SAMPLES STREET
SAMPLETOWN SS X9X X9X CANADA VEOQ Security Class UNVESTED RSA Holder Account Number C9999999999 IND Form of Proxy—Annual General Meeting to be held on May 11, 2017 This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or other entity or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against or will abstain from voting on each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management.
Proxies submitted must be received by 9:00 AM (Central Time) on May 9, 2017. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK! To Vote Using the Telephone Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free To Vote Using the Internet Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 23456 78901 23456 ———- Fold ———- Fold VEOQ_PRX_247687/000002/000002/i

*S000002Q01*
000002
C9999999999 *C9999999999*
*C9999999999* IND
SAM SAMPLE
———-
Fold
———-
Fold
PR2
Appointment of Proxyholder
I/We being holder(s) of Civeo Corporation hereby appoint: Bradley J.
Dodson, or failing him, Frank C. Steininger, OR Print the name of the person you are appointing if this person is someone
other than Bradley J. Dodson.
as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Civeo Corporation to be held at the Doubletree
Houston, 400 Dallas Street, Houston, Texas 77002, on May 11, 2017 at 9:00 AM (Central Time) and at any adjournment or postponement thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
1. Election of Directors
01. Bradley J. Dodson
For Withhold
02. Timothy O. Wall
For Withhold
2. Appointment of Auditors
To ratify the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for the year ending December
31, 2017 and until the next annual general meeting of shareholders and to authorize the directors of Civeo to determine the remuneration to be paid to Ernst & Young LLP for 2017.
For Withhold
3. Advisory Vote to Approve Executive Compensation
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement, commonly referred to as a “Say-on-Pay” proposal.
For Against Abstain
Authorized Signature(s)—This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.
Signature(s) Date
V E O Q 2 4 7 6 8 7 1 P I Z A R 0 9 9 9 9 9

8th Floor, 100 University Avenue Toronto, Ontario M5J 2YI www.computershare.com
SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X
AUSTRALIA
VEOQ
Security Class
COMMON SHARES
Holder Account Number
C9999999999 IND
Form of Proxy—Annual General Meeting to be held on May 11, 2017
This Form of Proxy is solicited by and on behalf of the Board of Directors.
Notes to proxy
1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or other entity or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. The securities represented by this proxy will be voted as directed by the holder. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against or will abstain from voting on each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.
Proxies submitted must be received by 9:00 AM (Central Time) on May 9, 2017.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK!
To Vote Using the Telephone
• Call the number listed BELOW from a touch tone
telephone.
312-588-4290 Direct Dial
To Vote Using the Internet
• Go to the following web site:
www.investorvote.com
• Smartphone?
Scan the QR code to vote now.
If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER 23456 78901 23456
———-
Fold
———-
Fold
VEOQ_PRX_247687/000003/000003/i

*S000003Q01*
000003
C9999999999 *C9999999999*
*C9999999999* IND
SAM SAMPLE
———-
Fold
———-
Fold
C01
Appointment of Proxyholder
I/We being holder(s) of Civeo Corporation hereby appoint: Bradley J.
Dodson, or failing him, Frank C. Steininger, OR Print the name of the person you are appointing if this person is someone
other than Bradley J. Dodson.
as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Civeo Corporation to be held at the Doubletree
Houston, 400 Dallas Street, Houston, Texas 77002, on May 11, 2017 at 9:00 AM (Central Time) and at any adjournment or postponement thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
1. Election of Directors
01. Bradley J. Dodson
For Withhold
02. Timothy O. Wall
For Withhold
2. Appointment of Auditors
To ratify the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for the year ending December
31, 2017 and until the next annual general meeting of shareholders and to authorize the directors of Civeo to determine the remuneration to be paid to Ernst & Young LLP for 2017.
For Withhold
3. Advisory Vote to Approve Executive Compensation
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement, commonly referred to as a “Say-on-Pay” proposal.
For Against Abstain
Authorized Signature(s)—This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.
Signature(s) Date
V E O Q 2 4 7 6 8 7 1 P I Z A R 0 9 9 9 9 9

8th Floor, 100 University Avenue Toronto, Ontario M5J 2YI www.computershare.com
SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X
AUSTRALIA
VEOQ
Security Class
UNVESTED RSA
Holder Account Number
C9999999999 IND
Form of Proxy—Annual General Meeting to be held on May 11, 2017
This Form of Proxy is solicited by and on behalf of the Board of Directors.
Notes to proxy
1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or other entity or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. The securities represented by this proxy will be voted as directed by the holder. However, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against or will abstain from voting on each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.
Proxies submitted must be received by 9:00 AM (Central Time) on May 9, 2017.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK!
To Vote Using the Telephone
• Call the number listed BELOW from a touch tone
telephone.
312-588-4290 Direct Dial
To Vote Using the Internet
• Go to the following web site:
www.investorvote.com
• Smartphone?
Scan the QR code to vote now.
If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER 23456 78901 23456
———-
Fold
———-
Fold
VEOQ_PRX_247687/000004/000004/i

*S000004Q01*
000004
C9999999999 *C9999999999*
*C9999999999* IND
SAM SAMPLE
———-
Fold
———-
Fold
PR2
Appointment of Proxyholder
I/We being holder(s) of Civeo Corporation hereby appoint: Bradley J.
Dodson, or failing him, Frank C. Steininger, OR Print the name of the person you are appointing if this person is someone
other than Bradley J. Dodson.
as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Civeo Corporation to be held at the Doubletree
Houston, 400 Dallas Street, Houston, Texas 77002, on May 11, 2017 at 9:00 AM (Central Time) and at any adjournment or postponement thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
1. Election of Directors
01. Bradley J. Dodson
For Withhold
02. Timothy O. Wall
For Withhold
2. Appointment of Auditors
To ratify the appointment of Ernst & Young LLP as Civeo’s auditor and independent registered public accounting firm for the year ending December
31, 2017 and until the next annual general meeting of shareholders and to authorize the directors of Civeo to determine the remuneration to be paid to Ernst & Young LLP for 2017.
For Withhold
3. Advisory Vote to Approve Executive Compensation
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement, commonly referred to as a “Say-on-Pay” proposal.
For Against Abstain
Authorized Signature(s)—This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.
Signature(s) Date
V E O Q 2 4 7 6 8 7 1 P I Z A R 0 9 9 9 9 9